UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12
Faraday Future Intelligent Electric Inc.
(Name of Registrant as Specified In Its Charter)
FF GLOBAL PARTNERS LLC
PACIFIC TECHNOLOGY HOLDING LLC
FF TOP HOLDING LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

SPECIAL MEETING OF STOCKHOLDERS
OF
FARADAY FUTURE INTELLIGENT ELECTRIC INC.
PROXY STATEMENT
OF
FF GLOBAL PARTNERS LLC
PACIFIC TECHNOLOGY HOLDING LLC
FF TOP HOLDING LLC
This proxy statement (the “Proxy Statement”) and accompanying BLUE proxy card are being furnished to stockholders of Faraday Future Intelligent Electric Inc., a Delaware corporation (“Faraday Future,” “FFIE” or the “Company”) by FF Top (as defined below) in connection with the special meeting of stockholders of the Company (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meetings of stockholders of the Company held in lieu thereof, the “Special Meeting”). The Special Meeting will be held at 4:00 p.m. Pacific Time on [date], and will be conducted as a virtual meeting via the internet at [•]. The Company has set [•] as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting (the “Record Date”).
The participants in this solicitation (the “Participants”) are FF Global Partners LLC, a Delaware limited liability company (“FF Global”), Pacific Technology Holding LLC, a Delaware limited liability company (“Pacific Technology”), and FF Top Holding LLC, a Delaware limited liability company (“FF Top”) (the foregoing, collectively, “we”, “us”, “our”).
FF Global is governed by a board of managers (the “FF Global Executive Committee,” and the members thereof, the “FF Global Managers”). The vote of a majority of the FF Global Managers present at a meeting of the FF Global Executive Committee (assuming a quorum exists) is required to approve certain material actions of FF Global, including actions relating to (i) the voting and disposition of shares of Common Stock (as defined below) owned directly or indirectly by FF Top and (ii) the voting of shares of Common Stock owned by certain other stockholders of the Company, over which FF Top holds irrevocable proxies and voting control (subject to certain exceptions). The members of the FF Global Executive Committee as of the date hereof are Mr. Yueting Jia (former executive officer and current employee of the Company), Mr. Jiawei Wang (former executive officer and former employee of the Company), Mr. Chui Tin Mok (executive officer and current employee of the Company), Mr. Prashant Gulati (employee of the Company), Ms. Chaoying Deng (former employee of the Company), and Mr. Philip Bethell (employee of the Company). See the “Background to this Solicitation” for additional information.
FF Global is the managing member of Pacific Technology.
Pacific Technology is the indirect sole owner and managing member of FF Top.
As of the date of this Proxy Statement, the Participants collectively beneficially owned 53,704,981 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and 64,000,588 shares of the Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”, and collectively with the Class A Common Stock, the “Common Stock”), constituting in the aggregate approximately 35.9% of the 327,913,934 shares of Common Stock disclosed by the Company as outstanding as of August 9, 2022 in the Company’s Form 10-Q, filed with the U.S. Securities and Exchange Commission (“SEC”) on August 15, 2022. As of the Record Date, the Participants collectively beneficially owned [•] shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and [•] shares of the Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”, and collectively with the Class A Common Stock, the “Common Stock”), constituting in the aggregate approximately [•]% of the [•] shares of Common Stock disclosed by the Company as outstanding on the Record Date and entitled to vote at the Special Meeting. Each share of Common Stock outstanding as of the Record Date is entitled to one vote on all matters expected to be presented at the Special Meeting.
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THIS SOLICITATION IS BEING MADE BY THE PARTICIPANTS AND NOT ON BEHALF OF THE FARADAY FUTURE BOARD OF DIRECTORS.
This Proxy Statement and the accompanying BLUE proxy card are first being sent or given on or about [•], 2022 to holders of shares of Common Stock as of the Record Date. You should refer to the Company’s preliminary proxy statement, dated August 9, 2022 (with any definitive proxy statement or amendments thereto filed thereafter the “Company Proxy Statement”), for more information regarding the Special Meeting.
Faraday Future has called the Special Meeting, following requests from the Participants that it do so, for purposes of permitting Company stockholders to consider and vote upon a proposal (the “Krolicki Removal Proposal”) to remove Mr. Brian Krolicki from the Company’s board of directors (the “Board”) and each committee of the Board on which he serves, effective immediately upon the approval of such proposal. We are soliciting your vote in favor of the Krolicki Removal Proposal because we have lost confidence in Mr. Krolicki and believe that Mr. Krolicki’s continued service as director is incompatible with the needs of the Company (as detailed below and elsewhere in this Proxy Statement).
As described further under “Background to this Solicitation” and “Certain Information Regarding the Participants – Related Party Transactions – Transactions with the Company”, the Shareholder Agreement, dated July 21, 2021 (the “Shareholder Agreement”) between FF Top and the Company, currently grants FF Top the right to designate four directors, (referred to as “FF Top Designees”) to serve on the Company’s Board. The Shareholder Agreement also grants FF Top (among other things) a right to remove FF Top Designees and nominate their replacements on the Board and requires the Company (among other things) to (i) take all “Necessary Action” (as defined in the Shareholder Agreement) to facilitate the removal of any FF Top Designee that FF Top intends to remove, and (ii) use reasonable best efforts to cause Board vacancies created by the removal of an FF Top Designee to be filled, as soon as possible, by a new nominee of FF Top who qualifies as an FF Top Designee. On June 22, 2022, FF Top delivered a notice of removal of FF Top Designee (the “Notice of Removal”) to the Board pursuant to the Shareholder Agreement, stating that FF Top was exercising its right to remove Mr. Brian Krolicki, an FF Top Designee, from the Board of Directors. In partial compliance with its obligations under the Shareholder Agreement, the Company has called the Special Meeting in order to permit stockholders to vote upon the removal of Mr. Krolicki. If Mr. Krolicki is removed from the Board, we will select a new designee to be appointed or elected to the Board as an FF Top Designee. On June 23, 2022, we delivered a notice of nomination for the replacement of an FF Top Designee to the Board, nominating Ms. Li Han to replace Mr. Krolicki as an FF Top Designee, and as of the date of this Proxy Statement, we anticipate that Ms. Han will be our designee to replace Mr. Krolicki; however, we cannot guarantee that this will remain the case following any removal of Mr. Krolicki at the Special Meeting.
The Company’s operational results are consistently falling short of the goals the Company has set forth in its public filings, and this situation is not improving. We believe that this poor performance is due in significant part to the failings of Mr. Krolicki, who had been designated chairman up until the remedial measures of the Special Committee (as defined below) investigation, and the members of the Board with whom he has been aligned. In addition, we do not believe that Mr. Krolicki’s experience, consisting primarily of holding public office in Nevada and other policy-related roles over the past decade, provided him with the skills and knowledge necessary to meaningfully assist the Board over the past year, or to assist the Board in navigating the months ahead. In order to hold the Board accountable, and to restore the Board’s ability to properly function, we believe it critically important that Mr. Krolicki be removed from the Board.
We believe that Faraday Future, despite its current financial and operational challenges, is at an inflection point in the process of turning a promising concept into the mass production of a revolutionary electric vehicle, and that urgent changes are needed to deliver on this promise and to do so in a financially responsible way that safeguards the Company’s long-term future. Faraday Future needs, and its stockholders deserve, a Board that is accountable, financially responsible, focused on the best interests of the Company and its stockholders, and that operates in accordance with corporate governance best practices. We believe that Mr. Krolicki’s continued service on the Board is incompatible with those needs, given that we believe he lacks the operational, legal and private-sector financial experience necessary to guide the Company forward. Further, while serving as a member of the Board, Mr. Krolicki has driven, supported or enabled decisions that we believe reflect a disregard for the interests and views of stockholders and a failure to follow good corporate governance practices and were not financially prudent. Accordingly, we are asking you to vote your shares on the attached BLUE proxy card “FOR” the Krolicki Removal Proposal.

We strongly believe in the Company and its potential, and ask for your support at the upcoming Special Meeting.
Each of the Participants may be deemed “participants” in this solicitation under SEC rules.
WE URGE YOU TO VOTE YOUR BLUE PROXY CARD “FOR” THE REMOVAL PROPOSAL.
Except as set forth in this Proxy Statement, we do not know of any other matters to be presented for approval by the stockholders at the Special Meeting. If, however, we learn at a reasonable time before the Special Meeting of any other matters to be submitted to a vote of stockholders, we will either supplement this Proxy Statement and provide stockholders with an opportunity to vote by proxy directly on such matters, or will not exercise discretionary authority with respect to such matters. If other matters are properly presented thereafter, the persons named as proxies on the enclosed BLUE proxy card will vote the shares of Common Stock represented thereby in accordance with their discretion pursuant to the authority granted in the proxy.
The principal executive offices of the Company are located at 18455 South Figueroa St. Los Angeles, California 90248.
We intend to vote or cause to be voted all of the shares of Common Stock that we beneficially own as of the Record Date “FOR” the Krolicki Removal Proposal.
This proxy solicitation is being made by the Participants and not on behalf of the Board or the Company’s management.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The proxy materials are available at no charge on the SEC’s website, which is www.sec.gov.
REGARDLESS OF WHETHER YOU INTEND TO ATTEND THE SPECIAL MEETING, YOUR PROMPT ACTION IS IMPORTANT. MAKE YOUR VIEWS CLEAR TO THE COMPANY BY AUTHORIZING A PROXY TO VOTE “FOR” THE KROLICKI REMOVAL PROPOSAL BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED BLUE PROXY CARD TODAY.
YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES OF COMMON STOCK YOU OWN.

IMPORTANT VOTING INFORMATION
If your shares of Common Stock are held of record in your own name, please authorize a proxy to vote by signing and returning the enclosed BLUE proxy card in the postage-paid envelope provided or by instructing us by telephone or via the Internet as to how you would like your shares of Common Stock to be voted (instructions are on your BLUE proxy card).
If you hold your shares of Common Stock in “street name” with a bank, brokerage firm, dealer, trust company or other institution or nominee, only they can exercise your right to vote with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, brokerage firm, dealer, trust company or other institution or nominee to ensure that a BLUE proxy card is submitted on your behalf. Your bank, brokerage firm, dealer, trust company or other nominee will provide instructions as to how to authorize a proxy to vote your shares on the enclosed BLUE proxy card. If your bank, brokerage firm, dealer, trust company or other nominee provides for voting instructions to be delivered to them by Internet or telephone, those instructions will be included with the enclosed BLUE proxy card.
PLEASE DO NOT RETURN ANY PROXY CARD YOU MAY RECEIVE FROM THE COMPANY OR OTHERWISE AUTHORIZE A PROXY (OTHER THAN ON THE BLUE PROXY CARD DELIVERED BY US TO YOU) TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING, NOT EVEN AS A PROTEST VOTE. IF YOU HAVE ALREADY SENT A PROXY CARD TO THE COMPANY OR OTHERWISE AUTHORIZED A PROXY TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING, IT IS NOT TOO LATE TO CHANGE YOUR VOTE. TO REVOKE YOUR PRIOR PROXY AND CHANGE YOUR VOTE, SIMPLY DATE, SIGN AND RETURN THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR FOLLOW THE INSTRUCTIONS ON YOUR BLUE PROXY CARD TO VOTE BY TELEPHONE OR VIA THE INTERNET. ONLY YOUR LATEST DATED PROXY WILL BE COUNTED.
Innisfree M&A Incorporated (“Innisfree”) is assisting us with our effort to solicit proxies. If you have any questions or require assistance in authorizing a proxy or voting your shares of Common Stock, please contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 717-3926
Banks and Brokers may call collect: (212) 750-5833
It is important that your shares of Common Stock be represented and voted at the Special Meeting. Accordingly, regardless of whether you plan to attend the Special Meeting live, please complete, date and sign the BLUE proxy card that has been provided to you by us (and not any proxy card that has been provided to you by the Company or any other proxy card or form that has been provided to you) and vote “FOR” the Krolicki Removal Proposal.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and can be identified by the use of, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “would,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this Proxy Statement and the material accompanying this Proxy Statement.

BACKGROUND TO THIS SOLICITATION
The following is a chronology of material events leading up to this proxy solicitation:
In May 2014, Mr. Yueting Jia (“YT Jia”), who is currently an FF Global Manager and the Chief Product & User Ecosystem Officer of FFIE, founded the predecessor of the Company, Smart King Ltd., which was later renamed FF Intelligent Mobility Global Holdings Ltd. (“Legacy FF”). YT Jia is the founder of Legacy FF, and served as the Company’s CEO from 2017 to 2019. Previously, YT Jia was also the founder and CEO of a large market-capitalization video streaming and consumer electronics company in China. He invested approximately $700 million of his own funds in Legacy FF, and personally guaranteed additional financing of approximately $300 million. YT Jia’s vision was to make an intelligent mobility electric ecosystem that would establish the next stage of the electric vehicle industry. As described in the Company 10-K, YT Jia helped secure $800 million in financing from Season Smart Limited (an affiliate of Evergrande Health Industry Group) in 2018, but, following a dispute among the parties, an additional $1.2 billion commitment was not provided. Thereafter, Legacy FF was unable to obtain significant third-party financing, and so the Company relied on numerous smaller-scale financings that YT Jia helped facilitate to provide the Company with the funds needed to continue developing its technology and platform and preserve the FF 91 vehicle program. See Certain Information Regarding the Participants – Related Party Transactions for additional information regarding these financings.
In June 2019, the FF Global “Partnership Program” was established by certain current and former executives of the Company. The concept of the Partnership Program was inspired by a Legacy FF review of established companies including the Alibaba Group, Huawei Technologies Co., Ltd., McKinsey & Company and Goldman Sachs Group, Inc. The purpose of the program, according to the Company’s Annual Report on Form 10-K, filed with the SEC on May 13, 2022 (the “Company 10-K”) and the Resale Registration Statement (as defined below), was to “ensure the sustainability of the Company’s mission, vision and values” and “to retain, and provide incentives for, certain key management members.” YT Jia advocated for the Partnership Program, fully cognizant of the dilutive effect it would have on his economic interest in Legacy FF, based on his belief that such a structure would produce committed and innovative management that could best advance the goals and prospects of the Company.
Several current or former Board members and/or senior executives of the Company later joined the Partnership Program, including, among others, Mr. Matthias Aydt (Senior Vice President of Business Development and Product Definition, and current Company director), Mr. Bob Ye (Vice President of Business Development, and current Company director), Mr. Jiawei Wang (former Vice President, Global Capital Markets), Ms. Nan (Yoyo) Yang (Chief of Human Resources) and Dr. Carsten Breitfeld (Chief Executive Officer and current director). Messrs. Breitfeld, Aydt and Ye are no longer members of FF Global, as described below.
The initial members of FF Global subscribed for new units of FF Global, and FF Global in turn subscribed for common units representing 80% ownership (on a post-subscription basis) of Pacific Technology (the owner of FF Top, which directly holds Common Stock). To create the Partnership Program and provide partners with equity interests intended to align their interests with the future of the Company, YT Jia voluntarily substantially diluted his own ownership interest in Legacy FF. Immediately following the establishment of the Partnership Program, YT Jia held economic interests in the equity of Legacy FF through preferred units of Pacific Technology, which entitled him to certain preferred distributions and 20% of the residual distributions of Pacific Technology, as well as a contractual right to direct the transfer of a significant number of Legacy FF shares owned by Pacific Technology. In August 2019, YT Jia resigned as CEO of Legacy FF and became the Chief Product Officer and Chief User Eco Officer of the Company, which position was later retitled as Chief Product and User Ecosystem Officer.
On October 14, 2019, YT Jia filed for bankruptcy in his personal capacity. His bankruptcy proceedings largely resulted from personal guarantees he had made to fund his own businesses, including Legacy FF. In connection with the resolution of such bankruptcy proceedings, such preferred units of Pacific Technology were transferred to Founding Future Creditors Trust, a trust formed under the laws of Delaware (“Creditors Trust”), and YT Jia directed that a significant number of Legacy FF shares be transferred from FF Top to Creditors Trust, which occurred via a warrant exercise by Creditors Trust in December 2020. Following this restructuring, YT Jia’s remaining economic interest in the Company’s equity (other than in connection with any equity or other compensation received in his capacity as a Company officer or employee) existed indirectly via his 5% interest as a beneficiary of Creditors Trust upon any liquidation of the assets held by Creditors Trust.

According to the Company’s amended registration statement on Form S-4, filed with the SEC on June 23, 2021 (the “Merger Registration Statement”), beginning in October 2020, Legacy FF began discussions with Property Solutions Acquisitions Corp., a Delaware corporation and a special purpose acquisition company (“PSAC”), regarding a possible merger transaction. Mr. Jordan Vogel, a co-founder of real estate investment firm Benchmark Real Estate Group, LLC and current Company director, formed the sponsor of PSAC and served as co-Chief Executive Officer of PSAC.
On January 27, 2021, PSAC entered into an Agreement and Plan of Merger (such agreement, including subsequent amendments thereto, the “Merger Agreement”) by and among PSAC, PSAC Merger Sub, Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of PSAC (“Merger Sub”), and Legacy FF. Pursuant to the Merger Agreement, Merger Sub would merge with and into the Company, with Legacy FF surviving the merger (the “Merger”). It was contemplated that, as a result of the transactions described by the Merger Agreement, Legacy FF would become a wholly-owned subsidiary of PSAC, with the stockholders of the FF Legacy becoming stockholders of PSAC, and that PSAC would be renamed Faraday Future Intelligent Electric, Inc. (i.e., the Company). In addition, certain indebtedness of Legacy FF and the equity interests in Legacy FF held by shareholders other than FF Top were to be converted into shares of the Company’s Class A Common Stock, and the equity interests held by FF Top were to be converted into shares of the Company’s Class B Common Stock. According to the Merger Registration Statement, concurrently with the execution of the Merger Agreement, PSAC entered into separate subscription agreements dated January 27, 2021, by and between PSAC and certain accredited investors or qualified institutional buyers (collectively, the “Subscription Investors”), to purchase shares of the Company in a private placement, which private placement was consummated immediately prior to the closing of the Merger for an aggregate of $761.4 million in gross cash proceeds.
According to the Company’s Current Report on Form 8-K, filed with the SEC on July 22, 2021, at the July 20, 2021 special meeting of PSAC stockholders, the Merger and related matters were approved and “Dr. Carsten Breitfeld, Matthias Aydt, Qing Ye, Jordan Vogel, Lee Liu, Brian Krolicki (Chairperson), Edwin Goh, Susan G. Swenson and Scott D. Vogel were elected to serve as directors of the Company.” On July 21, 2021, the Merger was consummated. In connection with the closing of the Merger, FF Top also entered into voting agreements with other stockholders of the Company (including Creditors Trust), pursuant to which FF Top was granted irrevocable proxies and voting control over a total of 57,438,376 shares of Class A Common Stock held by such stockholders.
On July 21, 2021, the Company and FF Top entered into the Shareholder Agreement. The Shareholder Agreement provides among other things that:
•
So long as FF Top beneficially owns at least 5% of the issued and outstanding shares of Common Stock (and any other securities generally entitled to vote in the election of directors), as further specified in the Shareholder Agreement, FF Top will have the right to nominate a specified number of directors on the Board (i.e., the FF Top Designees) based on such level of beneficial ownership, a sufficient number of which are required to be independent such that the Board would (subject to certain assumptions) be comprised of a majority of independent directors. FF Top is currently entitled to nominate four FF Top Designees based on its current beneficial ownership of Common Stock. The FF Top Designees at the execution of the Shareholder Agreement were Brian Krolicki, Susan G. Swenson, Edwin Goh and Lee Liu;

•
In the event that a vacancy is created at any time by the death, disability, retirement, removal, failure to be elected or resignation of any FF Top Designee or for any other reasons, the Company shall use its reasonable best efforts to cause such vacancy to be filled, as soon as possible, by a new nominee of FF Top who qualifies as an FF Top Designee, and the Company shall use its reasonable best efforts to take or cause to be taken all Necessary Action (as defined in the Shareholder Agreement) to accomplish the same;

•
FF Top has the right to remove any of the FF Top Designees, and the exclusive right to nominate a replacement nominee to fill any vacancy so created by such removal or resignation of such FF Top Designee. The Company has further agreed to use its reasonable best efforts to take or cause to be taken, to the fullest extent permitted by law, at any time and from time to time, all Necessary Action to facilitate the removal of any of the FF Top Designees that FF Top intends to remove. As described below, we believe that the Company breached and remains in breach of this obligation, including because the Company has not recommended in favor of the Krolicki Removal Proposal;
•	The Company shall include the FF Top Designees in the slate of nominees recommended by the Board and in the Company’s proxy statement; and
•	FF Top Designees shall serve on each committee of the Board in proportion to their presence on the overall Board.
See also the section of this Proxy Statement entitled “Certain Information Regarding the Participants – Related Party Transactions – Transactions with the Company”.
On August 20, 2021, the Company filed a Registration Statement on Form S-1, to register the resale of securities held by, among others, the Subscription Investors and FF Top. On October 4, 2021, the Company filed Amendment No. 1 to such Registration Statement on Form S-1, and on June 9, 2022, the Company filed Amendment No. 2 to such Registration Statement (such registration statement, as so amended, the “Resale Registration Statement”). As of the date of this Proxy Statement, the Resale Registration Statement has not been declared effective by the SEC.
On October 7, 2021, J Capital Research Limited released a short-seller report (the “Short Seller Report”), which contained, among other things, allegations regarding Company founder YT Jia (including that YT Jia controlled FFIE) and certain other officers of the Company, and regarding the accuracy of Company disclosures.
On October 8, 2021, members of the Board held a meeting, in connection with which the Special Committee was formed, appointing Ms. Swenson as chair, Mr. Scott Vogel and Mr. Liu. We understand that sometime later, Mr. Edwin Goh was also added to the Special Committee. This same day, the Special Committee engaged Kirkland and Ellis LLP (“Kirkland”), who we understand was previously engaged as counsel to the Company with respect to certain matters, to serve as counsel to the Special Committee. Shortly thereafter, the Special Committee engaged Alvarez & Marsal as financial advisor. On November 15, 2021, the Company issued a press release announcing that it would be unable to file timely its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and that the Board had formed a special committee of independent directors (the “Special Committee”) to “review allegations of inaccurate disclosures,” including the claims made in the Short Seller Report. The press release also stated that the Company would not file its Form 10-Q or seek effectiveness of the Resale Registration Statement until such review was completed.
Following the formation of the Special Committee, we began discussions with the Company for the purposes of facilitating the Special Committee’s investigation, and also to voice our concerns regarding the lack of transparency, lack of independence, substantial costs, and the pace of the investigation. These contacts included the following among others:
•
On November 29, 2021, FF Top encouraged the Company to seek outside counsel to independently represent the Company during the Special Committee investigation. Mr. Jarrett Johnson, the then-General Counsel of the Company (who was also then a member of FF Global ), sought to engage Debevoise & Plimpton LLP, but we understand may have been denied authority to hire outside counsel for the Company by the Board.

•
On December 23, 2021, FF Top received an inquiry from counsel at Kirkland, requesting information pursuant to the Special Committee investigation. On December 30, 2021, FF Top’s counsel responded to Kirkland’s letter, providing responses to the inquiries contained therein, and stating that FF Top intended to fully cooperate with the investigation in order to promptly address any issues that might be identified. FF Top also raised concerns regarding, among other things, the independence of the Special Committee investigation.

•
On January 3, 2022, FF Top received a follow-up inquiry from counsel at Kirkland, requesting additional information. FF Top responded to this inquiry through counsel with additional responsive information on January 11, 2022.

On February 1, 2022, the Company filed a Current Report on Form 8-K (the “Remediation Plan 8-K”) stating that the Special Committee had completed the Special Committee investigation and that, on January 26,

2022, the Special Committee had recommended that the Company take certain “remedial actions” (the “Remediation Plan”), which recommendations were approved by the Board on January 31, 2022. The Remediation Plan 8-K described the investigative findings as follows:
•
“In connection with FF Intelligent Mobility Global Holdings Ltd.’s July 2021 business combination with Property Solutions Acquisition Corp. (the “Business Combination”), statements made by certain Company employees to certain investors describing YT Jia’s role within the Company were inaccurate, and YT Jia’s involvement in the management of the Company post-Business Combination was more significant than what had been represented to certain investors.”

•
“The Company’s statements leading up to the Business Combination that it had received more than 14,000 reservations for the FF 91 vehicle were potentially misleading because only several hundred of those reservations were paid, while the others (totaling 14,000) were unpaid indications of interest.”

•
“Consistent with the Company’s previous public disclosures regarding identified material weaknesses in its internal controls, the Company’s internal controls over financial accounting and reporting would require an upgrade in personnel and systems.”

•	“The Company’s corporate culture failed to sufficiently prioritize compliance.”
•
“The Company, under the direction of the Executive Chairperson, [would] continue investigative and remedial work, including regarding whether inaccurate disclosures were made relating to its corporate housing arrangements and its related party disclosures.”

•
“Based on the results of the investigation, the Special Committee [had] further concluded that, except as described above, other substantive allegations of inaccurate Company disclosures that it evaluated, including those made in the October 2021 short seller report, were not supported by the evidence reviewed.”

The Remediation Plan 8-K disclosed the following remedial actions that had been or were to be taken:
•
“The appointment of Susan Swenson, currently an independent member of the Board, to the newly created position of Executive Chairperson of the Company,” in connection with which she would be entitled to receive “a monthly base salary of $100,000” and was awarded “stock options for a number of shares equal to $3,000,000 divided by the January 31, 2022 closing stock price,” subject to certain conditions;

•	That Dr. Breitfeld, the Company’s Chief Executive Officer, and YT Jia were to “report directly to Ms. Swenson” and that each of them would “receive a 25% annual base salary reduction”;
•
The appointment of Mr. Jordan Vogel as Lead Independent Director and that “[i]n light of the new leadership structure, Brian Krolicki will step down from his role as Chairman of the Board and Chair of the Nominating and Corporate Governance Committee and become a member of the Audit and Compensation Committees of the Board, and Jordan Vogel will step down from the Nominating and Corporate Governance Committee”;

•	The appointment of Mr. Scott Vogel to Chair of the Audit Committee and the Nominating and Corporate Governance Committee of the Board;
•	That Mr. Jiawei (Jerry) Wang, the Company’s Vice President, Global Capital Markets, would be “suspended without pay until further notice…effective immediately”.
Also as stated in the Remediation Plan 8-K, the Company was to take “certain remedial actions to enhance oversight and corporate governance,” including that the Company would:
•
“assess and enhance its policies and procedures regarding financial accounting and reporting and hire additional financial reporting and accounting support, in each case at the direction of the Audit Committee”;

•	“assess its corporate housing arrangements and its related party disclosures;”
•	“implement enhanced controls around contracting and related party transactions, including regular attestations”;

•	“hire a Chief Compliance Officer that reports on a dotted line to the Chair of the Audit Committee and assess and enhance the Company’s compliance policies and procedures”; and
•	“implement a comprehensive training program for all directors and officers regarding, among other things, internal Company policies.”
The Remediation Plan 8-K also stated that Mr. Johnson, Vice President, General Counsel and Secretary, would be “separating from the Company,” and that the Company “may take certain other disciplinary actions with respect to other employees.” The Remediation Plan 8-K also stated that “[t]he Company, under the direction of the Executive Chairperson, will continue investigative and remedial work, including regarding whether inaccurate disclosures were made relating to its corporate housing arrangements and its related party disclosures.”
On February 1, 2022, FF Top sent a letter to the Special Committee communicating concerns regarding the manner in which the Remediation Plan was reviewed by the Board, and the substantial changes to compensation and employment and Board positions that were approved in connection therewith. FF Top called specific attention to the promotion of and generous compensation for Ms. Swenson (chair of the Special Committee) and to the additional Board roles granted to Mr. Jordan Vogel (brother of a Special Committee member) and Mr. Scott Vogel (a Special Committee member). Kirkland, in its capacity as counsel for the Special Committee, responded to FF Top’s February 1, 2022 letter, on February 3, 2022, rejecting FF Top’s assertions.
On February 11, 2022, Sidley Austin LLP (“Sidley Austin”), counsel to the Company, distributed a questionnaire to persons affiliated with FF Global who were also employees of the Company, stating that it was doing so in connection with the preparation of the Company’s disclosure for various Securities Act and Exchange Act filings. On February 15, 2022, counsel to FF Top sent a reply to Sidley Austin, questioning the purpose of the questionnaire and the appropriateness of its scope. On February 17, 2022, counsel for FF Global and FF Top, along with Sidley Austin, Kirkland and certain members of the Board, including Mr. Scott Vogel, held a conference call to discuss the questionnaire. On the call, counsel to FF Global and FF Top suggested potential alternatives to the manner in which the Board required the questionnaire to be completed, including that counsel to FF Global and FF Top prepare responses to parts of the questionnaire that requested information regarding FF Global to ensure the completeness and accuracy of the responses provided. On that call, Company counsel at Sidley Austin stated that, if the recipients of the questionnaire failed to respond to the questionnaire in the exact manner that had been required, the Company’s auditors, PricewaterhouseCoopers (“PwC”), would resign and FFIE “would have a BK,” meaning a bankruptcy. On that same call, Mr. Scott Vogel specifically stated that he agreed that YT Jia does not control FFIE. Responses to the questionnaire were provided to FFIE by FF Global and the applicable employees on or about February 19, 2022.
On February 17, 2022, YT Jia, in his capacity as a representative of FF Global, had a conversation with Mr. Jordan Vogel, in which he reiterated previously-expressed concerns regarding budgetary and operational issues at the Company, as well as perceived failures in the Board’s execution of its role in providing effective oversight. We understand that, during this meeting, Mr. Jordan Vogel stated to YT Jia, also in the presence of Mr. Jia’s interpreter, that Mr. Vogel felt that Mr. Krolicki was not qualified to serve on the Board.
On March 1, 2022, the Board met with FF Global to discuss inquiries from PwC about FF Global’s operations. FF Global continued to extensively cooperate with FFIE and its counsel to respond to what FFIE stated were requests from PwC.
On March 31, 2022, the Company disclosed in its Form 8-K and Form NT 10-K that, following the date of the Remediation Plan 8-K, “certain members of the management team and employees of the Company received a notice of preservation and subpoena from the staff of the SEC stating that the SEC had commenced a formal investigation relating to the matters that were the subject of the Special Committee investigation.” The Company also disclosed that it “had previously voluntarily contacted the SEC in connection with the Special Committee investigation, [and] is cooperating fully with the SEC’s investigation.”
On April 10, 2022, Mr. Wang delivered a letter to the Company stating that “because [the Company] has failed to properly investigate my situation and lift my current suspension without pay, [the Company] and its conduct have effectively forced me to resign my employment.” On April 18, 2022, Mr. Wang became the President of FF Global. Several other FFIE employees associated with FF Global were soon thereafter also terminated or constructively terminated by FFIE.

On April 14, 2022, the Company stated in a Current Report on Form 8-K (the “Second Remediation Plan 8-K”) that “[t]he additional investigative and remedial work in connection with the independent investigation has now been completed and on April 12, 2022, the Board approved certain additional remedial actions, effective immediately.”
•
“Yueting (YT) Jia, the Company’s founder, will continue in his position as Chief Product & User Ecosystem Officer of the Company and will continue to report to the Executive Chairperson. YT Jia’s role will be limited to focusing on (a) Product and Mobility Ecosystem and (b) Internet, Artificial Intelligence, and Advanced R&D technology, and he will no longer be an executive officer”;

•
“Matthias Aydt, Senior Vice President, Business Development and Product Definition and a member of the Board, has been placed on probation as an executive officer for a six-month period then effective immediately. During his [sic] period, he will remain as a non-independent member of the Board”; and

•	“Certain other disciplinary actions and terminations of employment with respect to other Company employees (none of whom is an executive officer).”
The Second Remediation Plan 8-K stated that these remedial actions “were taken for multiple reasons including but not limited to such persons’ (1) failure to fully disclose to the Company their relationships with certain related parties and affiliated entities in connection with the Company’s July 2021 business combination with Property Solutions Acquisition Corp.; (2) failure to fully disclose similar, potentially relevant information to individuals involved in the preparation of the Company’s periodic SEC filings; and (3) lack of cooperation and withholding of potentially relevant information in connection with the Special Committee investigation.” The Participants disagree with these allegations.
It is our understanding that, shortly thereafter, certain of the affected employees expressed to the Board their strong objections to the investigative process, including the lack of an opportunity to review the alleged evidence and respond, and regarding the disciplinary actions taken, and requested that the Board take corrective action.
On April 26, 2022, Mr. Wang, emailed the Board on behalf of FF Global to express his “grave concerns regarding FFIE’s operational and market performance,” and to ask that the Board “provide concrete plans to [FF Top], to resuscitate FFIE’s businesses, change its current trajectory, and recover the lost value,” “take responsibility for FFIE’s performance failures,” and “increase its transparency in its dealings with the shareholders”. Further communications were exchanged between certain of the Participants and the Board over the next two months regarding the foregoing and similar topics, including among others the following (along with responses from the Board thereto):
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concerns on the part of Participants that members of the Board (and in particular, Mr. Krolicki, Mr. Scott Vogel, Mr. Jordan Vogel and Ms. Swenson) appeared to misunderstand the relationship between a board and its shareholders (including that boards were supposed to be responsive and accountable to their shareholders and not the other way around);

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concerns on the part of Participants that members of the Board appeared to be unduly seeking to blame and punish the Participants and members of FF Global for Company operational, financial and corporate governance failures that the Participants believe were actually the result of Board failings (including under the Board when led by Mr. Krolicki as Chairman);

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concerns on the part of Participants regarding the Board’s failure to control Company spending and keep the Company within budget and the Board’s failure to adjust its behavior in response to those concerns being raised;

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the failure of the Board to have ever caused the Company to hold an annual shareholder meeting (to which the Company responded that the Board expected “the annual stockholders’ meeting will occur approximately one year from the date that Faraday Future became a publicly traded company with an expected meeting date sometime in July, 2022”, though such meeting still has not occurred or been announced as of the date of this Proxy Statement);

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observations on the part of Participants that the “remedial measures” implemented by the Special Committee resulted in certain financial and other benefits to members of the Special Committee (including Ms. Swenson, chair of the Special Committee) and to Mr. Jordan Vogel, the brother of a member of the Special Committee;

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FF Top’s belief that the Company was in breach of obligations owed by the Company under the Shareholder Agreement regarding the composition of the Company’s Nominating and Corporate Governance Committee;

•	concerns over the failure of the Board to share information regarding the Company with FF Top; and
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concerns that the Company was attempting to use its public disclosures to portray the Participants and members and managers of FF Global in what we believe to be a negative and inaccurate (and potentially defamatory) manner. The Participants note that the Company has increased such attempts as time has passed, including in its preliminary proxy statement and Quarterly Report on Form 10-Q filed by the Company on August 15, 2022.

During this same time period, certain Subscription Investors separately sent emails to the Board, copying several stockholders of the Company, including FF Top, stating among other things that “the company is managed unprofessionally” and that “the company budget overrun problem has been extremely serious” and further expressing, among other things, a lack of confidence in Board members Ms. Swenson, Mr. Scott Vogel, Mr. Jordan Vogel and Mr. Krolicki, and requesting that such directors resign.
Following months of what the Participants believe to have been a lack of cooperation from the Company and a failure of certain members of the Board (including Mr. Krolicki) to cause or permit the Company to address the Participants’ concerns, including those raised above, on June 20, 2022, Board member Mr. Aydt (who at the time was also, among other things, a member of the FF Global Executive Committee) communicated to Mr. Krolicki that the FF Global Managers had called a meeting of the FF Global Executive Committee to consider Mr. Krolicki’s status.
On June 20, 2022, FF Top sent a demand letter to the Board, pursuant to Section 220 of the Delaware General Corporation Law, to inspect the Company’s books and records for the purposes of, among other things, determining the independence and disinterestedness of certain members of the Board and the Special Committee (including with regards to its financial and legal advisors), whether members of the Special Committee had received inappropriate benefits as a result of the investigation, and whether Board members had exercised due care and fulfilled their fiduciary obligations.
On June 21, 2022, counsel for FF Global and FF Top sent a document preservation notice to Ms. Swenson and Messrs. Jordan Vogel, Scott Vogel, and Krolicki.
On June 22, 2022:
•	FF Top spoke with Mr. Krolicki to inform him that FF Top would be removing him as an FF Top Designee to the Board.
•	FF Top delivered the Notice of Removal to the Company, exercising FF Top’s right pursuant to Section 2.1(c) of the Shareholder Agreement to remove Mr. Krolicki from the Board.
•	FF Top delivered a letter to the Board requesting that the Board carry out a formal investigation of Mr. Krolicki, to be led by the independent director appointed to replace Mr. Krolicki.
On June 23, 2022, FF Top delivered to the Company a notice of nomination for the replacement of an FF Top Designee, nominating Ms. Han as FF Top’s replacement for Mr. Krolicki.
On June 24, 2022, FF Top received a letter from Kirkland, writing to FF Top and FF Global on behalf of the Company in response to the Notice of Removal. In the letter, the Company denied FF Top’s contractual right to remove and replace FF Top Designees under the Shareholder Agreement, denied its obligation to take “any and all Necessary Action to facilitate the removal of Mr. Krolicki from the Board” and indicated that FF Top’s nomination of Ms. Han was ineffective because, in their view, Mr. Krolicki had not been removed. The letter also alleged that FF Top had offered to pay $700,000 to Mr. Krolicki to if he agreed to resign.
On June 24, 2022, Company Board member Mr. Aydt withdrew from the FF Global membership and resigned from the positions he held at the Participants. On the same day, Company Board member Mr. Ye withdrew from his membership in FF Global. We understand that these resignations may have been in response to certain members of the Board attempting to (improperly in our view) exclude Messrs. Aydt and Ye from decision-making at the Board on the basis of their affiliation with FF Global.

On June 27, 2022, counsel for FF Top sent a letter to Kirkland, refuting Kirkland’s interpretation of the Shareholder Agreement and re-asserting FF Top’s contractual right to remove and replace any FF Top Designee at any time. The letter stated that the Company should request Mr. Krolicki’s resignation, and if he did not, that the Board should be prepared to call a special meeting of stockholders to remove Mr. Krolicki. The letter also stated that the Board should exclude Mr. Krolicki from its nominees for the Company’s 2022 annual meeting and replace him with FF Top’s designee. The letter further stated that “…even if there were no Shareholder Agreement, putting the decision about Mr. Krolicki in the hands of FFIE’s shareholders is not only in the best interests of all FFIE stakeholders, it is also fully consistent with the Board’s fiduciary obligations and fundamental principles of Delaware law, which seek to effect the will of stockholders on matters of Board composition.” The letter additionally denied the allegation made in Kirkland’s June 24, 2022 letter that FF Top had offered Mr. Krolicki money in exchange for his resignation and stated that FF Top understood that “Mr. Krolicki himself mentioned the $700,000 figure” and that “FF Top has never endorsed, much less offered, such a figure”.
Shortly thereafter, also on June 27, 2022, the Company filed with the SEC a Current Report on Form 8-K. The Form 8-K stated that the Company had received the Notice of Removal and notice of nomination from FF Top, and implied that, in the view of the Company, Ms. Han may not be an independent Board member. The Participants disagree with that assessment of Ms. Han’s independence.
On June 28, 2022, FF Top sent a letter by email to the Board, reminding the Board again of the Company’s obligation to take all “Necessary Action” to effectuate the removal and replacement of the FF Top Designees.
On July 1, 2022, the Company sent a letter by email to FF Global, in response to FF Top’s June 22, 2022 letter requesting the Company to investigate Mr. Krolicki’s past performance as a member of the Board, stating that the Company would not be conducting such an investigation.
Throughout July and August 2022, there were several further exchanges between principals and counsels regarding, among other things, the rights of FF Top and obligations of the Company pursuant to the Shareholder Agreement and related topics, including continued efforts by FF Top to urge Mr. Krolicki to resign from the Board, or, in the alternative, for the Company to call a special stockholders meeting and solicit proxies for purposes of removing Mr. Krolicki. FF Top also repeatedly communicated its continued concerns to the Board regarding the financial trajectory of the Company as well as its concerns regarding the close relationship between Board member Mr. Scott Vogel and certain material legal and financial advisors to the Company that have earned, we believe, tens of millions of dollars in fees from work generated by the Board, including in connection with the Special Committee process. At several points during the months of July and August, the Company also informed FF Top that it would call a special stockholder meeting for purposes of voting upon the Krolicki Removal Proposal and then failed to do so, resulting in FF Top informing the Board that it would initiate legal proceedings to enforce its rights under the Shareholder Agreement if the Company continued to refuse to call a special stockholder meeting to remove Mr. Krolicki. In early July 2022, the Company and FF Top also began having preliminary discussions regarding the Company’s financing needs.
On July 15, 2022, as disclosed by FF Top on its Schedule 13D amendment filed on the same date, FF Top submitted a term sheet to the Company, containing a proposal to assist the Company in obtaining financing from third parties in the form of senior secured convertible notes. Over the next two weeks, negotiations took place between FF Top and the Company regarding a potential financing. During the weekend of July 30, 2022, FF Top and the Company executed a non-binding term sheet, which contemplated that that FF Top would assist the Company in obtaining a senior secured convertible notes financing in an amount of between $150 million and, together with other investors identified by the Company or FF Top, up to $600 million (the “Potential Financing”). The Potential Financing does not contemplate that FF Top would purchase any of the convertible notes; however, to the extent a Potential Financing is agreed, FF Top anticipates (i) providing reasonable downside protection (with the actual terms thereof remaining as of the date of this Proxy Statement to be agreed) to the potential lead investor by pledging a to-be-determined portion of its shares of Common Stock to the potential lead investor in support of the investment contemplated to be made through the potential lead investor, and (ii) sharing with the potential lead investor in the appreciation (if any) in the potential lead investor’s investment pursuant to the Potential Financing.
On July 26, 2022, in light of the Company’s allegations (notwithstanding what the Participants believe to be clear guidance set forth in Nasdaq FAQ 138 to the contrary) that Ms. Li Han would not be an independent director under Nasdaq rules on the basis of her former law firm’s representations, including its prior representation of the Company, and while reiterating that Ms. Li Han remained FF Top’s nominee to fill the Board vacancy that would be created by Mr. Krolicki’s removal, FF Top informed the Board that it would consider nominating Mr. Adam He as an alternative candidate to replace Mr. Krolicki instead of Ms. Han, in the event that Ms. Han was deemed not to be independent under Nasdaq rules.
On August 8, 2022, the Company filed a proxy statement in preliminary form in respect of the Special Meeting, which made no recommendation in respect of the Krolicki Removal Proposal. FF Top considers the Company’s failure to recommend in favor of the Krolicki Removal Proposal in its proxy statement to be a breach of the Company’s obligations pursuant to the Shareholder Agreement. The Participants also observe that the Company has failed to disclose a record date or meeting date for the Special Meeting and is concerned that the Company may intend to further delay the holding of the Special Meeting, in what the Participants believe to be a further violation of the Shareholder Agreement.
On August 15, 2022, the Company filed two Current Reports on Form 8-K, announcing that it had entered into a securities purchase agreement with certain investors, pursuant to which it would raise an aggregate principal amount of $52 million over the course of 2022 in the form of senior secured convertible notes, provided certain closing conditions are met, and seek to raise an additional amount of up to $248 million (the “Company Proposed Financing”). As we understand that the number of shares of Common Stock issuable in connection with the Company Proposed Financing would likely constitute a “20% issuance” and would be below the “minimum price” under Nasdaq Rule 5653(d), Nasdaq listing rules require that such financing be voted upon and approved by stockholders. However, as part of the Company Proposed Financing, the Company agreed to use commercially reasonable efforts to seek the “financial viability exception” under Nasdaq Rule 5653(f), which exception, if granted by Nasdaq, would allow the Company to proceed with the financing without obtaining stockholder approval. The Participants do not believe that it would be appropriate to apply the financial viability exception under Nasdaq Rule 5653(f) to the Company Proposed Financing.
As of the date of this Proxy Statement, the Company has not amended its preliminary proxy statement, (filed on August 8, 2022) to provide for a shareholder vote on the Company Proposed Financing and, as stated above, has indicated that it may not intend to submit the Company Proposed Financing to a shareholder vote. If the Company later determines submit the Company Proposed Financing to a stockholder vote, as we believe would be consistent with good governance and the interests of the Company’s stockholders, and we learn of such determination at a reasonable time before the Special Meeting, we will either supplement this Proxy Statement and provide stockholders with an opportunity to vote by proxy directly thereon, or will otherwise not exercise discretionary authority with respect to such matter. If such a vote with respect to the Company Proposed Financing or any other matters are properly presented after such reasonable time, the persons named as proxies on the enclosed BLUE proxy card will vote the shares of Common Stock represented thereby in accordance with their discretion pursuant to the authority granted in the proxy.
As of the date of this Proxy Statement, FF Top continues its efforts to present the Company with the Potential Financing, which Potential Financing could potentially involve (and/or be required by the Company to involve) participation by investors identified by FF Top in the Company Proposed Financing and/or other deviations from the Potential Financing contemplated by the term sheet executed by FF Top and the Company. FF Top does not believe that the Company has fully cooperated with FF Top’s efforts with respect to Potential Financing, despite claims from the Company that it intended to do so, and FF Top further believes that certain steps taken by the Company had the effect of deterring potential investors presented to the Company by FF Top. As of the date of this Proxy Statement, no definitive terms or agreement has been reached for the provision by FF Top-identified investors of Potential Financing, and if a definitive agreement for Potential Financing is executed (whether as part of the Company Proposed Financing or otherwise), it is expected to be subject to a number of conditions precedent. There can be no assurance that a Potential Financing will be consummated in the amount and manner contemplated by the term sheet (or at all).
On August 17, 2022, the Participants filed this Proxy Statement in preliminary form.

REASONS FOR THE SOLICITATION
We are soliciting proxies in connection with the Special Meeting because the Company has failed to make a recommendation in favor of the Krolicki Removal Proposal, in what we believe is a breach of the Company’s obligations pursuant to the Shareholder Agreement.
General Overview
We believe that Board change is urgently needed in order for the Company to emerge from its current troubled financial and operational situation and achieve its full potential. Since becoming a public company, the Company’s financial condition and stock price have suffered. The Company has endured the risk of missing its vehicle delivery timeline, a loss of confidence among suppliers, employees and potential customers, and delays in strategic cooperation projects. The Company’s own public filings have, for some time, acknowledged that the timeline for beginning production of the FF 91 and to start generating revenue is in serious jeopardy.
These challenges are not solely the result of an unfavorable business climate or the very real challenges of beginning and scaling up the production of a revolutionary electric vehicle. We believe that the Board, as currently constituted, is substantially to blame and has shown little sign, until very recently (and only following extensive urging by Participants), of recognizing the magnitude of the challenges facing the Company, or the need to develop a realistic and cost-conscious plan for addressing those challenges.
We and individual members and managers of FF Global raised these concerns numerous times over the past year. However, certain Board members who effectively control the committees and the direction of the Board have repeatedly disregarded and failed to act on those concerns. Instead, these members of the Board (i.e., Messrs. Scott Vogel and Jordan Vogel and Ms. Swenson), with the support of Mr. Krolicki, took a number of steps that we believe were intended to punish and marginalize officers, directors and employees of the Company associated with FF Global (as well as FF Global and FF Top themselves). In recent months, this faction of the Board has focused its energies and the considerable financial resources of the Company on denying the Company’s obligations under the Shareholder Agreement and continuing to fight its stockholders and a number of its own officers, directors and employees, instead of working to put the Company on a better path. The stockholders of Faraday Future deserve better.
Removal of Mr. Krolicki
The Participants are soliciting proxies in favor of the Krolicki Removal Proposal because we believe Mr. Krolicki’s continued service on the Board is incompatible with a much needed reorientation of the Company towards a more financially responsible path, focused on the best interests of the Company and its stockholders. Mr. Krolicki was initially appointed to the Board based on his “directorship experience with various companies, governance experience from his public service careers and extensive experience in the financial and technology industries” (as stated in the Company’s S-1, filed on August 20, 2020). Since that time, it has become apparent to the Participants that Mr. Krolicki’s limited exposure to the technology industry (largely through board service rather than in more substantive managerial roles), and prior experience focused primarily on public finance and governmental relations, are out of step with the Board’s needs for directors with more experience in corporate governance, private-sector finance, and in navigating the complex legal and regulatory issues facing the Company.
Moreover, Mr. Krolicki has consistently aligned himself with, and been supportive of the actions (or inactions) of the subset of Board members – Scott Vogel, Jordan Vogel and Sue Swenson – who we believe are most directly responsible for driving the Company down its current failing path, as further detailed in this Proxy Statement (including in the section entitled “Background”). The Participants believe that all members of this faction of the Board share responsibility for the current poor financial and operational state of the Company, as well as its recent corporate governance failings; however, as of the date of this Proxy Statement, the Participants are only seeking to remove Mr. Krolicki. This is because we believe that he does not provide any of the skill sets that we believe the Board currently most urgently needs, and because, given Mr. Krolicki’s former role as chairman of the Board, we believe he bears particular responsibility for what we believe to be the failings of this Board. Notwithstanding that we are highly concerned by actions of Ms. Swenson and the Vogel brothers, we are not yet seeking the removal of additional Board members because, at this critical phase, we desire to minimize disruption to the Company. It is our hope that Mr. Krolicki’s removal will send a signal to Mr. Scott Vogel, Mr. Jordan Vogel and Ms. Swenson that they should cooperate with the Company’s stockholders—not persecute them—and seek to use their positions exclusively to benefit the Company and its stockholders. We also believe that the removal of Mr. Krolicki’s vote on the Board would better enable the Board members other than Mr. Scott Vogel, Mr. Jordan Vogel and Ms. Swenson to positively influence Board decisions. Notwithstanding such desire, hope and belief, the Participants specifically reserve the right, and may in the future determine, to seek the removal of one or more other Board members.
We are also making this solicitation because, since June 2022, FF Top has sought to (i) enforce its right under the Shareholder Agreement to remove Mr. Krolicki from the Board, in response to which the Company has, we believed, failed to promptly and fully honor its obligations to use its reasonable best efforts to take all Necessary Action to facilitate the removal of Mr. Krolicki from the Board, and (ii) enable FF Top to nominate a new FF Top Designee to fill the vacancy on the Board that would be created by Mr. Krolicki’s removal. Please see the section of this Proxy Statement entitled “Questions and Answers Related to This Proxy Solicitation – If Mr. Krolicki is removed from the Board, who will be appointed to the Board in his place? for more information regarding potential new FF Top Designees.

QUESTIONS AND ANSWERS RELATING TO THIS PROXY SOLICITATION
The following are some of the questions you may have as a stockholder, as well as the answers to those questions. The following is not a substitute for the information contained in this Proxy Statement, and the information contained below is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this Proxy Statement. We urge you to read this Proxy Statement carefully and in its entirety.
Who is making this solicitation?
This solicitation is being made by the Participants: FF Global, Pacific Technology and FF Top. For more information regarding the Participants, please see Annex A attached to this Proxy Statement.
What is the purpose of the solicitation?
We are asking you to vote on the BLUE proxy card “FOR” the removal of Mr. Krolicki as a member of the Board at the Special Meeting.
Why are the Participants soliciting your vote?
The Participants believe that substantial and immediate change is necessary for the Company to respond to the challenges it faces, and that this change must begin at the Board level. To that end, we have exercised our rights under the Shareholder Agreement to require the Board to take all Necessary Action to effect the removal of Mr. Krolicki. As Mr. Krolicki has declined to resign, the Company has called this Special Meeting to hold a stockholder vote on Mr. Krolicki’s removal. We believe that Mr. Krolicki has evinced poor leadership, lacks the skills the Board now most urgently requires, and has driven, supported or enabled decisions that we believe reflect a disregard for the interests and views of stockholders and a failure to follow good corporate governance practices and were not financially prudent. Accordingly, we are asking you to vote “FOR” the removal of Mr. Krolicki.
What is the Company’s position on the Removal Proposal?
As of the date of this Proxy Statement, the Company has determined not to make a recommendation regarding the Krolicki Removal Proposal. The Participant’s believe that the Board’s failure to make a recommendation in favor of the Krolicki Removal Proposal constitutes a breach of the Company’s obligations pursuant to the Shareholder Agreement.
The Company also asserts in the Company Proxy Statement that it does not believe that FF Top is permitted to vote in favor of the Krolicki Removal Proposal. The Participants disagree with this view.
If Mr. Krolicki is removed from the Board, who will be appointed to the Board in his place?
If the Krolicki Removal Proposal is approved, there will be a vacancy on the Board, which FF Top is entitled pursuant to the Shareholder Agreement to have filled with its designee, on the terms and subject to the conditions set forth in the Shareholder Agreement. We currently expect that, consistent with the notice we delivered to the Board on June 24, 2022, Ms. Han would replace Mr. Krolicki as our designee. Ms. Han, 48, has served as the General Counsel of Mirana Corp., a Hong Kong enterprise, since January 2022. From June 2021 to December 2021, Ms. Han was the General Counsel of Bybit Fintech Ltd. Prior to that, Ms. Han was a partner at O’Melveny & Myers in Hong Kong from March 2018 to May 2021, where she practiced corporate law. Previously, she was the General Counsel of global investment firm Shanda Group from September 2011 to February 2018. Before joining Shanda, Ms. Han worked at Sullivan & Cromwell in New York from May 2006 to May 2008 and at Davis Polk in Hong Kong from June 2008 to August 2011. Ms. Han received her B.A. from Fudan University with honors; an M.A. from Peking University; and her J.D. from Columbia University where she was a James Kent Scholar and Harlan Fiske Stone Scholar. We believe that Ms. Han is well-qualified to serve on the Board due to her background as a business advisor and hands-on deal lawyer with experience leading billion-dollar M&A and capital-raising transactions, venture and private equity investments, and fund investments, as well as her experience advising on public company disclosure, governance, and corporate compliance programs across multiple jurisdictions.

We believe that Ms. Han has the outside perspective, independent judgment, corporate governance expertise and legal expertise (skills that we believe the current Board is in serious need of) to help steer the Board in the right direction and navigate the Company through the current legal and regulatory complexities it faces, to deliver value to stockholders, and to enable the Company to achieve its potential.
As stated above under Background to the Solicitation, FF Top has also informed the Board that it would consider nominating Mr. Adam He as an alternative candidate to replace Mr. Krolicki instead of Ms. Han in the event that Ms. Han was deemed not to be independent under Nasdaq rules. Mr. He has been the Chief Financial Officer of Wanda America Investment Holding Co., US representative of Wanda Group, a Fortune Global 500 conglomerate since May 2012. Since June 2020, Mr. He has also served as the Chief Executive Officer of Professional Diversity Network, Inc. (Nasdaq: IPDN), after previously serving from March 2019 until June 2020 as the Chief Financial Officer of IPDN. From 2010 to 2012, Mr. He served as Financial Controller for NYSE listed Xinyuan Real Estate Co. Mr. He obtained a Bachelor and Master of Science in Taxation from Central University of Finance and Economics in Beijing, and a Master of Science in Accounting from Seton Hall University in New Jersey. Mr. He is also a Certified Public Accountant both in China and in New York. We believe that Mr. He’s private-sector financial experience would be a valuable addition to the Board, particularly as it seeks financing. Also as stated above under Background to the Solicitation, Ms. Han remains FF Top’s nominee to fill the Board vacancy that would be created by Mr. Krolicki’s removal.
Although we currently expect to continue to designate Ms. Han to serve as Mr. Krolicki’s replacement, there is no guarantee that we will do so, or that if we do not do so, that we would designate Mr. He in her place. There is also no guarantee that the Company would comply with its obligation under the Shareholder Agreement to appoint Ms. Han, Mr. He or such other designee as we may select to the Board.
Further, there is no guarantee that any of the Company’s other incumbent directors would agree to serve on the Board in the event of our designee’s appointment or election. If appointed or elected, our designee would serve until the 2022 annual meeting of stockholders or until his or her successor is duly elected and qualified. The date of the 2022 annual meeting has not yet been announced by the Company. The Company would be required to include our designee as a nominee to be re-elected and to serve on the Board until the 2023 annual meeting of stockholders or until his or her successor is duly elected and qualified.
To our knowledge, the only matter to be voted upon at the Special Meeting is the Krolicki Removal Proposal, notwithstanding our belief that the Company Financing Proposal should also be submitted to a stockholder vote. At the Special Meeting, to our knowledge, there will not be a vote on the appointment or election of Ms. Han or any other person to the Board in this Proxy Statement, and we are not currently soliciting your vote with respect to any such appointment or election. Further, based on the current certificate of incorporation of the Company and the Company’s amended and restated bylaws (the “Bylaws”), we are not able to submit any other matters to be voted on at the Special Meeting without the Board first agreeing to include such matters on the meeting agenda.
Since our designee to the Board could, pursuant to the Bylaws, be appointed to the Board by the other members of the Board without a vote of the Company’s stockholders, you may not have an opportunity to vote on the election of such designee to the Board prior to the first annual meeting of Company stockholders following such designee’s appointment (if and to the extent such designee is so appointed to the Board). The Company has not yet announced the date of the 2022 annual meeting of stockholders.
Who can vote at the Special Meeting?
According to the Company Proxy Statement, the Company’s only outstanding classes of capital stock are the Class A Common Stock and Class B Common Stock. The Class A Common Stock and the Class B Common Stock shall vote together as a single class on all of the matters described herein to be voted on at the Special Meeting. Only stockholders of record as shown on the Company’s books at the close of business on the Record Date are entitled to vote at the Special Meeting or any adjournment thereof. Each stockholder is entitled to one vote per share of Class A Common Stock or Class B Common Stock held of record on the Record Date on all of the matters described herein to be voted on at the Special Meeting. The Company has not yet announced a Record Date for the Special Meeting. Holders of shares of Common Stock are not entitled to cumulative voting rights.

Stockholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell their shares after the Record Date. Stockholders who sell their shares before the Record Date (or acquire them after the Record Date) may not vote such shares.
How do proxies work?
We and the other Participants are asking you to appoint Jiawei Wang, Richard Brand, Kiran Kadekar and Arthur Crozier as your proxy holders to vote your shares of Common Stock at the Special Meeting. You make this appointment by voting the enclosed BLUE proxy card or by using one of the voting methods described below. Giving us your proxy means you authorize the proxy holder to vote your shares of Common Stock at the Special Meeting, according to the directions you provide. You may choose to vote “FOR” or “AGAINST” the removal of Mr. Krolicki, or to “ABSTAIN” from voting on such matter.
IF YOU RETURN A SIGNED PROXY CARD AND DO NOT INDICATE ANY VOTING PREFERENCES,
YOUR SHARES WILL BE VOTED “FOR” THE REMOVAL OF MR. KROLICKI.
Regardless of whether you are able to attend the Special Meeting, you are urged to complete the enclosed BLUE proxy card and return it in the enclosed self-addressed, prepaid envelope or by instructing us by telephone or via the Internet as to how you would like your shares of Common Stock voted (instructions are on your BLUE proxy card). All valid proxies received prior to the meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the proxy, the shares of Common Stock will be voted in accordance with that specification. If you submit more than one proxy card, only the later-dated proxy card will be counted.
Except as set forth in this Proxy Statement, we do not know of any other matters to be presented for approval by the stockholders at the Special Meeting. If, however, we learn at a reasonable time before the Special Meeting of any other matters to submitted to a vote of stockholders, we will either supplement this Proxy Statement and provide stockholders with an opportunity to vote by proxy directly on such matters, or will not exercise discretionary authority with respect to such matters. If other matters are properly presented thereafter, the persons named as proxies in the enclosed BLUE proxy card will vote the shares of Common Stock represented thereby in accordance with their discretion pursuant to the authority granted in the proxy.
What is the quorum requirement for the Special Meeting?
In order to carry on the business of the Special Meeting, there must be a quorum. This means that holders of record of at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote must be represented at the meeting, either by proxy or in person. Abstentions will be counted as present or represented at the Special Meeting for purposes of determining the presence or absence of a quorum. As described below, there will not be any “broker non-votes” at the Special Meeting.
What is the effect of an abstain vote?
A stockholder may vote “FOR,” “AGAINST,” or to “ABSTAIN” with respect to the Krolicki Removal Proposal. If a stockholder abstains from voting, then the shares of Common Stock held by such stockholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall otherwise not be deemed to have been voted on such matter. As the Krolicki Removal Proposal must be approved at the meeting by a majority of all the Common Stock outstanding as of the Record Date, a vote to “ABSTAIN” will have the practical effect of a vote “AGAINST.” If you do not mark a voting preference on a signed proxy card, your shares will be voted “FOR” the Krolicki Removal Proposal pursuant to our discretionary authority.
What is a broker non-vote?
A “broker non-vote” occurs when a bank, brokerage firm, dealer, trust company or other nominee who holds shares of Common Stock for a beneficial owner withholds its vote on a particular proposal with respect to which it does not have discretionary voting power or instructions from the beneficial owner. Ordinarily, if you are a beneficial owner of shares of Common Stock and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of various national and regional securities exchanges, that organization may exercise discretionary authority to vote on “routine” proposals but may not vote on “non-routine” proposals. Because this is a contested proxy solicitation, none of the proposals are considered routine. As a result, there will not be any broker non-votes.
If you hold shares in “street name,” meaning you hold shares of Common Stock through a bank, brokerage firm, dealer, trust company or other nominee and do not submit any voting instructions to such bank, brokerage firm, dealer, trust company or other nominee with respect your shares of Common Stock, your shares will not be counted in determining the outcome of any of the proposals at the Special Meeting, nor will your shares be counted for purposes of determining whether a quorum exists.
If you hold your shares in “street name,” and you do not provide your broker with voting instructions, your shares will not be voted on that matter, and will have the effect of being voted “AGAINST” the Krolicki Removal Proposal.
What vote is required for the Krolicki Removal Proposal?
Approval of the Krolicki Removal Proposal will require the affirmative vote, in person or by proxy, of a majority of the voting power of all of the shares of Common Stock outstanding as of the Record Date.
If other matters are properly brought before the Special Meeting, the vote required will be determined in accordance with applicable law, the listing standards and rules of Nasdaq and the Company’s certificate of incorporation and Bylaws, as applicable.
What should I do in order to vote on the Krolicki Removal Proposal?
If your shares of Common Stock are held of record in your own name, please authorize a proxy to vote by marking, signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided or by instructing us by telephone or via the Internet as to how you would like your shares of Common Stock voted (instructions are on your BLUE proxy card).
If you hold your shares of Common Stock in “street name” with a bank, brokerage firm, dealer, trust company or other institution or nominee, only they can exercise your right to vote with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, brokerage firm, dealer, trust company or other institution or nominee to ensure that a BLUE proxy card is submitted on your behalf. Please follow the instructions to authorize a proxy to vote provided on the enclosed BLUE proxy card. If your bank, brokerage firm, dealer, trust company or other nominee provides for voting instructions to be delivered to them by Internet or telephone, instructions will be included on the enclosed BLUE proxy card.
YOUR VOTE IS VERY IMPORTANT. If you do not plan to attend the Special Meeting, we encourage you to read this Proxy Statement and date, sign and return your completed BLUE proxy card, or provide voting instructions to your bank, brokerage firm or other nominee, prior to the Special Meeting so that your shares of Common Stock will be represented and voted in accordance with your instructions. Even if you plan to attend the Special Meeting live, we recommend that you authorize a proxy to vote your shares of Common Stock in advance as described above to ensure that your vote will be counted if you later decide not to attend the Special Meeting.
How do I revoke a proxy?
Any stockholder has the power to revoke a previously submitted proxy at any time before it is exercised even if you submitted a proxy card or form sent to you by the Company. If you are a registered holder of shares of Common Stock, you may revoke a previously submitted proxy by:
•	signing, dating and returning the enclosed BLUE proxy card or any other later-dated proxy in the postage-paid envelope provided;
•	delivering to the Secretary or any other officer of the Company a written notice of revocation at 18455 South Figueroa St., Los Angeles, California 90248; or
•	attending the Special Meeting and voting live.

Please note, however, that only your last-dated proxy will count. Any proxy may be revoked at any time prior to its exercise at the Special Meeting as described in this Proxy Statement. Attending the Special Meeting alone without taking one of the actions set forth above will not revoke your proxy.
Stockholders who hold their shares of Common Stock in “street name” with a bank, brokerage firm, dealer, trust company or other institution or nominee will need to notify the person responsible for their account to revoke or withdraw previously given instructions. You may also provide your bank, brokerage firm, dealer, trust company or other nominee with new voting instructions. Only your latest dated instructions will count. Unless revoked in the manner set forth above and subject to the foregoing, duly authorized proxies in the form enclosed will be voted at the Special Meeting in accordance with your instructions. We request that a copy of any revocation sent to the Company or any revocation notification sent to the person responsible for a bank or brokerage account also be sent to us, at c/o Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, so that we may be aware of any revocation of a proxy.
PLEASE DO NOT RETURN ANY PROXY CARD YOU MAY RECEIVE FROM THE COMPANY OR OTHERWISE AUTHORIZE A PROXY (OTHER THAN ON THE BLUE PROXY CARD DELIVERED BY US TO YOU) TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING, NOT EVEN AS A PROTEST VOTE. IF YOU HAVE ALREADY SENT A PROXY CARD TO THE COMPANY OR OTHERWISE AUTHORIZED A PROXY TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING, IT IS NOT TOO LATE TO CHANGE YOUR VOTE. TO REVOKE YOUR PRIOR PROXY AND CHANGE YOUR VOTE, SIMPLY SIGN AND RETURN THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. ONLY YOUR LATEST DATED PROXY WILL BE COUNTED.
Who is paying for the solicitation?
The entire expense of soliciting proxies for the Special Meeting by the Participants is being borne by the Participants. The Participants expect to seek reimbursement of such solicitation expenses from the Company, and do not intend to submit the question of such reimbursement to a vote of the Company’s stockholders.
Whom should I call if I have any questions about the solicitation?
If you have any questions, or need assistance in voting your shares of Common Stock, please call our proxy solicitor, Innisfree. Stockholders may call toll-free at (877) 717-3926, and banks, brokers and other nominees may call collect at (212) 750-5833.
YOUR VOTE IS IMPORTANT, NO MATTER HOW FEW SHARES OF COMMON STOCK YOU OWN. THE PARTICIPANTS URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED BLUE PROXY CARD TODAY TO VOTE “FOR” THE KROLICKI REMOVAL PROPOSAL.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The proxy materials are available at no charge at www.sec.gov.com.

PROPOSAL NO. 1—REMOVAL OF MR. KROLICKI FROM THE BOARD OF DIRECTORS
The Company has called the Special Meeting, following our request that they do so, to provide stockholders with the opportunity to vote on the removal of Mr. Krolicki from the Board. We are asking you to vote “FOR” the removal of Mr. Krolicki.
Pursuant to the Shareholder Agreement, we are exercising our right to remove Mr. Krolicki from the Board because, among other reasons, (i) Mr. Krolicki was the Chairman of the Board when FFIE began it precipitous post-SPAC financial decline, during which period we believe he failed to exercise effective leadership of the Board and (ii) we believe that Mr. Krolicki lacks the skills the Board now most urgently requires and has driven, supported or enabled decisions that we believe reflect a disregard for the interests and views of stockholders and a failure to follow good corporate governance practices and were not financially prudent. Although Mr. Krolicki was initially designated as an FF Top Designee to serve as an independent director, we have completely lost confidence in his ability to lead and are concerned by his apparent close alignment with Messrs. Jordan Vogel and Scott Vogel and Ms. Swenson in connection with a number of decisions that we do not believe were in the Company’s best interests. We believe that the replacement of Mr. Krolicki will improve the functioning of the Board and safeguard the future of the Company and its value for stockholders.
We currently expect that we will continue to designate Ms. Han to serve on the Board if Mr. Krolicki is removed. We believe that Ms. Han is highly qualified to serve as a Board member and will bring an outside perspective, independent judgment, corporate governance expertise and much-needed legal expertise to help steer the Board in the right direction and navigate the Company through the current legal and regulatory complexities it faces, and to deliver value to stockholders, enabling the Company to achieve its potential. The appointment of Ms. Han to the Board in place of Mr. Krolicki will be an important and significant step towards putting the Board, and the Company, on the right track.
Although we currently expect to continue to designate Ms. Han to serve as Mr. Krolicki’s replacement, there is no guarantee that we will do so, or that if we do not do so, that we would designate Mr. He in her place. There is also no guarantee that the Company would comply with its obligation under the Shareholder Agreement to appoint Ms. Han, Mr. He or such other designee as we may select to the Board.
Further, there is no guarantee that any of the Company’s other incumbent directors would agree to serve on the Board in the event of our designee’s appointment or election. If appointed or elected, our designee would serve until the 2022 annual meeting of stockholders or until his or her successor is duly elected and qualified. The date of the 2022 annual meeting has not yet been announced by the Company. We believe the Company would be required to include our designee as a nominee to be re-elected and to serve on the Board until the 2023 annual meeting of stockholders or until his or her successor is duly elected and qualified, although the Company has stated in its preliminary proxy statement that it does not believe that to be the case.
Since our designee to the Board could, pursuant to the Bylaws, be appointed to the Board by the other members of the Board without a vote of the Company’s stockholders, you may not have an opportunity to vote on the election of such designee to the Board prior to the first annual meeting of Company stockholders following such designee’s appointment (if and to the extent such designee is so appointed to the Board). As of the date of this Proxy Statement, the date of the Company’s first annual meeting has not yet been announced.
THE PARTICIPANTS STRONGLY URGE YOU TO VOTE “FOR” THE KROLICKI REMOVAL PROPOSAL BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT. IF YOU HAVE SIGNED THE BLUE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE SHARES OF COMMON STOCK REPRESENTED BY THE BLUE PROXY CARD “FOR” THE KROLICKI REMOVAL PROPOSAL.
Please do not return any proxy card you may receive from the Company or otherwise authorize a proxy (other than on the BLUE proxy card delivered by us to you) to vote your shares of Common Stock for the Company’s nominees. If you have already submitted a proxy card that may have been sent to you by the Company or otherwise authorized a proxy to vote your shares of Common Stock on the Company’s proxy card, it is not too late to change your vote. To revoke your prior proxy and change your vote, simply sign and return the enclosed BLUE proxy card in the postage-paid envelope provided. Only your latest dated proxy will be counted.

OTHER PROPOSALS
Except as set forth in this Proxy Statement, we do not know of any other matters to be presented for approval by the stockholders at the Special Meeting. If, however, we learn at a reasonable time before the Special Meeting of any other proposals, we will either supplement this Proxy Statement and provide stockholders with an opportunity to vote by proxy directly on such matters, or will not exercise discretionary authority with respect to such other proposals. If other matters are properly presented thereafter, the persons named as proxies in the enclosed BLUE proxy card will vote the shares of Common Stock represented thereby in accordance with their discretion pursuant to the authority granted in the proxy.
NO APPRAISAL OR DISSENTER’S RIGHTS
Stockholders will not have rights of appraisal or similar dissenter’s rights with respect to any matters identified in this Proxy Statement to be acted upon at the Special Meeting.
SOLICITATION OF PROXIES
The solicitation of proxies for the Krolicki Removal Proposal will be made by the Participants. Pursuant to Instruction 3 of Item 4 of Schedule 14A promulgated under the Exchange Act, FF Global, Pacific Technology, and FF Top may be considered participants in the solicitation.
Proxies may be solicited by mail, facsimile, telephone, electronic mail, internet, in person and by advertisements. All written soliciting materials by the Participants, including any emails or scripts to be used in soliciting proxies, will be filed under the cover of Schedule 14A on the date of first use. Solicitations may also be made by certain of the respective partners, directors, officers, members and employees of the members of FF Global and the Participants, none of whom will, except as described in Annex A attached hereto or elsewhere in this Proxy Statement, receive additional compensation for such solicitation.
Innisfree has been retained to provide solicitation and advisory services in connection with the Special Meeting. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares of Common Stock held as of the Record Date. The Participants will reimburse such custodians, nominees and fiduciaries for reasonable and documented expenses incurred in connection therewith. Innisfree will be paid a fee of $60,000. In addition, the Participants will reimburse Innisfree for its reasonable out-of-pocket expenses and will indemnify Innisfree against certain liabilities and expenses, including certain liabilities under the federal securities laws. It is anticipated that Innisfree will employ up to [•] persons to solicit the Company’s stockholders as part of this solicitation. Innisfree does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “Participant” in this Proxy Solicitation.
The entire expense of soliciting proxies for the Special Meeting incurred by the Participants is being borne by the Participants. The Participants expect to seek reimbursement of such solicitation expenses from the Company, and do not intend to submit the question of such reimbursement to a vote of the Company’s stockholders. The Board would be required to evaluate and consider any requested reimbursement consistent with their fiduciary duties to the Company’s stockholders. We anticipate that the total expenses that the Participants will incur in furtherance of, or in connection with, the solicitation of proxies for the Special Meeting will be approximately $[•]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any such solicitation. As of the date hereof, the Participants have incurred approximately $[•] of solicitation expenses.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS
In addition to the executive officer and director compensation arrangements discussed in the sections of this Proxy Statement entitled “Compensation of Directors” we describe below certain related party transactions. Other than as disclosed in this Proxy Statement, there have been no transactions since January 1, 2021 to which a Participant has been a party in which the amount involved in the transaction exceeds or will exceed $120,000, and in which a Participant’s directors, executive officers or holders of more than five percent of a Participant’s capital stock, or any immediate family member of, or person sharing the household with, any of the foregoing, had or will have a direct or indirect material interest. The descriptions of any agreements set forth below are qualified in their entirety by the actual text of such agreements.
Related Party Transactions – Transactions with the Company
Amended and Restated Registration Rights Agreement
In connection with the closing of the Business Combination, the Company entered into an amended and restated registration rights agreement, dated July 21, 2021 (the “A&R RRA”), with FF Top, Property Solutions Acquisition Sponsor, LLC, EarlyBirdCapital, Inc. and Season Smart Ltd. (“Season Smart”) (collectively, the “A&R RRA Parties”).
The Resale Registration Statement states that: “In accordance with the A&R RRA, the A&R RRA Parties are entitled to have registered, in certain circumstances, the resale of shares of Class A Common Stock (and the shares of Class A Common Stock underlying outstanding Company warrants) held by or issued to them at the closing of the Business Combination, subject to the terms and conditions set forth therein. Within 45 days of the closing of the Business Combination, the Company is obligated to file a shelf registration statement to register the resale of certain securities and the Company is required to use its reasonable best efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof and no later than the earlier of (x) the 90th calendar day following the filing date if the SEC notifies the Company that it will “review” the shelf registration statement and (y) the tenth (10th) business day after the date the Company is notified in writing by the SEC that such shelf registration statement will not be “reviewed” or will not be subject to further review. Additionally, at any time and from time to time after one year (or 180 days with respect to Season Smart Ltd.) after the closing of the Business Combination, the A&R RRA Parties representing a majority-in-interest of the total number of shares of Class A Common Stock issued and outstanding on a fully diluted basis held by the A&R RRA Parties (or Season Smart) may make a written demand for registration for resale under the Securities Act of all or part of the shares of Class A Common Stock (and the shares of Class A Common Stock underlying outstanding Company warrants) held by or issued to them at the closing of the Business Combination in an underwritten offering involving gross proceeds of no less than $50,000,000. The Company will not be obligated to effect more than an aggregate of two underwritten offerings per year (or three underwritten offerings per year demanded by Season Smart) and, with respect to Season Smart, such shares of Class A Common Stock do not exceed more than 10% of the outstanding shares of the Company. The A&R RRA Parties will also be entitled to participate in certain registered offerings by the Company, subject to certain limitations and restrictions. The Company will be required to pay certain expenses incurred in connection with the exercise of the registration rights under the A&R RRA.”
Shareholder Agreement
On July 21, 2021, the Company and FF Top entered into the Shareholder Agreement, which includes, among other things, certain agreements between FF Top and the Company in respect of the nomination, appointment, election and removal of directors, as well as certain agreements in respect of the composition of Board committees and the size of the Board (currently fixed at nine members unless FF Top consents otherwise). Without limiting the generality of the foregoing, the Shareholder Agreement provides that:
•
“In the event that a vacancy is created at any time by the death, disability, retirement, removal, failure of being elected or resignation of any FF Top Designee or for any other reason, any individual nominated by or at the direction of the Board or the Nominating and Corporate Governance Committee to fill such vacancy shall be, and the Company shall use its reasonable best efforts to cause such vacancy to be filled, as soon as possible, by a new nominee of FF Top who qualifies as an FF Top Designee, and the Company shall use its reasonable best efforts to take or cause to be taken, to the fullest extent permitted by Law, at any time and from time to time, all Necessary Action to accomplish the same.” (Section 2.1(c) of the Shareholder Agreement)

•
“FF Top has the right to remove any of the FF Top Designees, and the exclusive right to nominate a replacement nominee to fill any vacancy so created by such removal or resignation of such FF Top Designee. The Company shall use its reasonable best efforts to take or cause to be taken, to the fullest extent permitted by Law, at any time and from time to time, all Necessary Action to facilitate the removal of any of the FF Top Designees that FF Top intends to remove.” (Section 2.1(c) of the Shareholder Agreement).

•
“The Company shall, to the fullest extent permitted by Law, take all Necessary Action to (i) include each FF Top Designee in the slate of nominees recommended by the Board at any meeting of shareholders called for the purpose of electing directors (or consent in lieu of meeting), and (ii) include each FF Top Designee in the proxy statement prepared by the management of the Company with respect to the election of members of the Board and at every adjournment or postponement thereof.” (Section 2.1(d) of the Shareholder Agreement).

•
So long as FF Top beneficially owns at least 5% of the issued and outstanding shares of Common Stock (and any other securities generally entitled to vote in the election of directors), as further specified in the Shareholder Agreement, FF Top will have the right to nominate a specified number of directors on the Board based on such level of beneficial ownership, a sufficient number of which are required to be independent, such that the Board would be comprised of a majority of independent directors assuming the election of the FF Top Designees and the other members of FF’s Board of Directors. FF Top is currently entitled to nominate four FF Top Designees. The FF Top Designees at the execution of the Shareholder Agreement were Brian Krolicki, Susan G. Swenson, Edwin Goh and Lee Liu;

•	FF Top Designees shall serve on each committee of the Board in proportion to their presence on the overall Board.
The Company, in the Company Proxy Statement, has asserted that FF Top is not able to exercise its right to remove and replace Mr. Krolicki. We disagree with the Company’s interpretation of the Shareholder Agreement, and believe that FF Top has the right to remove its FF Top Designees at any time, for any reason or no reason. Furthermore, in conjunction with our removal and replacement right, the Shareholder Agreement requires the Company to take all Necessary Action (as defined in the Shareholder Agreement) to effectuate such removal and replacement.
FF Shareholder Lockup Agreements
The Resale Registration Statement states that “Under the Merger Agreement, as a condition to receiving Class A Common Stock after the closing of the Business Combination in respect of their Legacy FF ordinary shares, Legacy FF’s stockholders were required to execute lockup agreements pursuant to which such stockholders must agree not to sell, transfer or take certain other actions with respect to such shares of Class A Common Stock for a period of 180 days after the closing of the Business Combination, subject to certain customary exceptions. Under the lock-up agreement entered into by the Vendor Trust. certain holders of Legacy FF notes payable and related party notes payable and certain warrant holders of Legacy FF, subject to certain limited exceptions, such parties agree that with respect to (a) 33% of the shares of Class A Common Stock received by such Legacy FF stakeholders in connection with the closing of the Business Combination, not to sell, transfer or take certain other actions with respect to such shares of Class A Common Stock for a period of 30 days after such closing (which expired on August 20, 2021), (b) 33% of the shares of Class A Common Stock received by such Legacy FF stakeholders in connection with such closing (which expired on September 19, 2021), not to sell, transfer or take certain other actions with respect to such shares of Class A Common Stock for a period of 60 days after such closing, and (c) the remaining 33% of the shares of Class A Common Stock received by such Legacy FF stakeholders in connection with the Business Combination, not to sell, transfer or take certain other actions with respect to such shares of Class A Common Stock for a period of 90 days after such closing. The shares of Class A Common Stock to be issued to FF employees on account of their reduced compensation will be subject to a vesting period of 90 days. The lock-up agreements expired as of January 17, 2022.”
Director and Employee Compensation
Mr. Wang, an FF Global Manager, is a former executive officer of the Company, is President of FF Global and owns more than 5.0% of the equity interests in FF Global.

Since January 1, 2021, Secretary of FF Global, Miao Zhang, current FF Global Managers, Messrs. Wang, Gulati, Mok, Bethell, YT Jia and Ms. Deng, have received compensation from the Company in excess of $120,000.
Restructuring Agreement with Evergrande
The Resale Registration Statement states as follows:
“In November 2017, Legacy FF received a commitment from Season Smart Limited (“Season Smart”), an affiliate of Evergrande Health Industry Group (“Evergrande”), to provide $2.0 billion in funding, subject to certain conditions, in exchange for a 45% preferred equity stake in Legacy FF. Evergrande initially funded $800 million in 2018, and the terms of the agreement provided that the remaining $1.2 billion would be contributed by the end of 2019 and 2020, subject to certain conditions.
After a dispute among Legacy FF, Season Smart and certain of their affiliates regarding, among other things, whether certain conditions to Season Smart’s requirement to provide additional funding were satisfied, on December 31, 2018, Legacy FF, Season Smart and certain of their affiliates entered into a restructuring agreement pursuant to which Season Smart’s preferred equity interest in Legacy FF was restructured and reduced to 32% preferred equity stake in Legacy FF and the Legacy FF affiliated parties and Season Smart affiliated parties released one another and their respective affiliates from certain claims (including Season Smart’s obligation to make additional investments in Legacy FF) (the “Restructuring Agreement”). In addition, the Restructuring Agreement provided that Legacy FF may at any time before December 31, 2023 redeem, in part or in whole, the Legacy FF shares held by Season Smart at a predetermined redemption price. The Restructuring Agreement also provided that, among other matters, (i) Season Smart agreed that Legacy FF could enter into new equity financing arrangements without Season Smart’s approval so long as the valuation for such equity financing is not less than a specified threshold; (ii) Season Smart agreed to acquire Evergrande FF Holding (Hong Kong) Limited, which was previously a wholly-owned subsidiary of Legacy FF and owned certain Chinese assets of Legacy FF; and (iii) Legacy FF revised its memorandum and articles of association to provide Season Smart with certain rights. Certain Season Smart approval rights under the Restructuring Agreement were terminated at the closing of the Business Combination under the transaction support agreement signed by Season Smart with PSAC and Legacy FF on January 27, 2021.”
FF Top and Pacific Technology, which are wholly-owned and managed directly or indirectly by FF Global and are Participants, were party to the restructuring agreement described immediately above.
Borrowings from Related Parties
The following transactions generally relate to the efforts of YT Jia, Jiawei Wang and Ruokun Jia to secure financing for Legacy FF. The borrowings described below were entered into between 2017 and 2020 (prior to the July 21, 2021 Merger with PSAC) in order to provide the Company with sufficient funds to continue its operations in the ordinary course. For more information, see Background to this Solicitation.
Related Party Notes Payable
Prior to the Business Combination, the Company funded its operations and capital needs primarily through the proceeds received from capital contributions and the issuance of related party notes payable and notes payable. Certain of the notes payable and equity were in part funded by entities controlled or previously controlled by YT Jia, or sourced by Mr. Wang and/or Mr. Ruokun Jia. As of December 31, 2021 and 2020 the outstanding principal balance of such notes payable was $13.7 million and $332.4 million, respectively.
YT Jia is an employee and former officer of the Company and is an FF Global Manager but is not a member of FF Global.
CYM Tech Holdings LLC Notes Payable
The Resale Registration Statement states as follows:
“On March 30, 2018, Legacy FF issued: (a) a note payable with an original principal amount of $212.0 million (“$212.0M Note”) to Faraday & Future (HK) Limited (“F&F HK”), a private Hong Kong company previously controlled by YT Jia and currently owned and controlled by YT Jia’s cousin and (b) a note payable with an original principal amount of $66.9 million (“$66.9M Note”) to Leview Mobile HK Limited (“Leview HK”), a private Hong Kong company controlled by YT Jia. In addition, between December 2017 to July 2018, Legacy FF issued multiple promissory notes in an original aggregate principal amount of $28.9 million (collectively, the “$28.9M Notes”) to Beijing Bairui Culture Media Co., Ltd. (“Bairui”), an entity previously controlled by YT Jia. The $212.0M Note, $66.9M Note and $28.9M Notes are collectively referred to as the “Notes” The Notes accrued simple interest rate at 12% per annum. The maturity date of the Notes was extended from December 31, 2019 to June 30, 2021.”
“On August 28, 2020, (i) Leview HK transferred all of its rights, interests and title in and to the $66.9M Note to F&F HK in exchange for F&F HK’s issuance of a note covering an equivalent amounts to Leview HK (such transfer, the “$66.9M Note Transfer”) and (ii) Bairui transferred all of its rights, interests and title in and to the $28.9M Notes to F&F HK in exchange for F&F HK’s issuance of a note covering an equivalent amounts to Bairui (such transfer, the “$28.9M Notes Transfer”). On August 28, 2020 and immediately following the $66.9M Note Transfer and the $28.9M Notes Transfer, F&F HK transferred all of its rights under the Notes to CYM Tech Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of F&F HK (“CYM”) in exchange for CYM’s issuance of a note covering an equivalent amount to F&F HK.”
“Matthias Aydt, an officer of the Company, and Chaoying Deng, former Chief of Staff and Corporation Operations of the Company, each holds 50% of the issued and outstanding equity interests of CYM of record for the benefit of F&F HK. They also serve as the sole managers of CYM. As of December 31, 2020, Legacy FF repaid $67.2 million of the principal and $36.2 million of accrued interest under the Notes. On May 13, 2021, principal amounts of $90.9 million and accrued interest of $43.5 million of the Notes, was converted into shares of Legacy FF convertible preferred stock and on July 21, 2021, such shares of Legacy FF convertible preferred stock were converted into 10,888,580 shares of Class A Common Stock in connection with the closing of the Business Combination. On July 21, 2021 just prior to such closing, principal amounts of $130.5 million and accrued interest of $29.9 million of the Notes, was converted into 11,566,196 shares of Class A Common Stock. Pursuant to the Business Combination, the remaining $19.2 million principal amount was converted into 1,919,567 shares of Class A Common Stock.”
Ms. Deng is a former officer of the Company, a member of FF Global and an FF Global Manager. YT Jia is an employee and a former an officer of the Company and is an FF Global Manager.
Employee Notes Payable
The Resale Registration Statement states as follows:
“In February 2020, Legacy FF borrowed $1.4 million from Chaoying Deng. This loan accrued interest at 8.99%. At the closing of the Business Combination, the Company settled this note by paying cash and converting the outstanding principal balance and accrued interest into shares of Class A Common Stock.”
Ms. Deng is a former officer of the Company, a member of FF Global and is an FF Global Manager.
Pacific Technology Note Payable
The Resale Registration Statement states that “[b]etween November 2019 and August 2020, Legacy FF borrowed $10.6 million from Pacific Technology Holding LLC (“Pacific Technology”), which indirectly holds approximately 36.2% of FF’s outstanding voting power on a fully-diluted basis as of the date hereof, which loans accrued interest at rates from 6.99% to 8%. At the closing of the Business Combination, the Company settled this note by paying cash and converting the outstanding principal balance and accrued interest into shares of Class A Common Stock.”
Pacific Technology is a Participant.
Related Party Notes – NPA Tranche
The Resale Registration Statement states as follows:
“On April 29, 2019, Legacy FF entered into a note purchase agreement (as amended, restated and otherwise modified from time to time, the “Note Purchase Agreement”) with certain purchasers, U.S. Bank National Association, as the notes agent, and Birch Lake Fund Management, LP as the collateral agent. The principal amount of notes that may be issued under the Note Purchase Agreement was $200 million. The notes issued under the Note Purchase Agreement bore interest at 10%, payable at the maturity date of the note. All notes issued under the Note Purchase Agreement were collateralized by a first lien, with second payment priority, on substantially all tangible and intangible assets of the borrowers and guarantors. The notes under the Note Purchase Agreement were subject to representations, warranties, and covenants and were initially scheduled to mature on October 31, 2019. In October 2020, Legacy FF obtained an extension of the maturity date of the notes under the Note Purchase Agreement to October 6, 2021. In connection with the Business Combination, the principal amount of the loans, amounting to $27.7 million, were repaid in cash, with accrued interest and conversion premiums totaling $11.3 million converted into shares of Class A Common Stock.”
“One of the note purchasers party to the Note Purchase Agreement was Royod LLC (“Royod”), an entity wholly owned by Raymond Dong, an employee in the User Ecosystem Strategy and Ops department of FF, whose loan to Legacy FF was funded by Ocean View Drive, Inc. (“Ocean View”), an entity formerly controlled by YT Jia and now wholly owned by the spouse of Ruokun Jia, who is the former Assistant Treasurer of the Company. In April 2019, Legacy FF executed a joinder agreement to the Note Purchase Agreement with Royod for a convertible note payable with total principal of $8.6 million (the “Royod Note”). The convertible note payable originally matured on May 31, 2020. The interest rate, collateral, and covenants were the same as the Note Purchase Agreement. Upon certain events, Royod may elect to convert all of the outstanding principal and accrued interest of the note payable plus a 20% premium.”
“Another of the note purchasers party to the Note Purchase Agreement was Warm Time Inc. (“Warm Time”), an entity that was previously a landlord of FF, and it serves as the conduit for certain loans from Ocean View to Legacy FF. In May 2019, Legacy FF executed a joinder agreement to the Note Purchase Agreement with Warm Time for a note payable with total principal of $0.9 million (the “Warm Time Note”). The note payable originally matured on March 6, 2020. The interest rate, collateral, and covenants were the same as the Note Purchase Agreement.”
“Another of the note purchasers party to the Note Purchase Agreement was Chui Tin Mok, Executive Vice President, Head of User Ecosystem of the Company. In May 2019, Legacy FF executed a joinder agreement to the Note Purchase Agreement with Chui Tin Mok for a convertible note payable with total principal of $1.7 million (the “Tin Mok Note”). The note payable matured on May 31, 2020 and the interest rate, collateral, and covenants are the same as the Note Purchase Agreement. Upon certain events, Chui Tin Mok may elect to convert all of the outstanding principal and accrued interest of the note payable plus a 20.00% premium into shares of stock.”
“Another of the note purchasers party to the Note Purchase Agreement was Ever Trust LLC (“Ever Trust”), an entity wholly owned by Luetian Sun, an employee in the Global Capital Markets department of FF. In July 2019, Legacy FF executed a joinder agreement to the Note Purchase Agreement with Ever Trust for a convertible note payable with total principal of $16.5 million (the “Ever Trust Note”). The note payable originally matured on May 31, 2020 and the interest rate, collateral, and covenants are the same as the Note Purchase Agreement. Upon certain events, Ever Trust may elect to convert all of the outstanding principal and accrued interest of the note payable plus a 20.00% premium into shares of stock. The note was funded by FF Global, who borrowed its funding from certain of its members, all of whom are active and former executives or employees of the Company, and (i) all of these members (except for Chaoying Deng) in turn borrowed their fundings from Dream Sunrise LLC, who in turn borrowed its funding from Capable Consulting and (ii) Chaoying Deng borrowed her funding from Grand Sky Tech LLC, an entity wholly owned by her sister and on behalf of which she has full authority to sign and act. At the closing of the Business Combination, the Company settled this note by paying the principal amount in cash and converting the interest accrued thereon into shares of Class A Common Stock.”
“At the closing of the Business Combination, the Company settled the Royod Note, the Warm Time Note, the Tin Mok Note, and the Ever Trust Note paying cash and converting the outstanding principal balance and accrued interest into shares of Class A Common Stock.”
FF Global is a Participant. Mr. Mok is an executive officer of the Company, an FF Global Manager and a member of FF Global. Ms. Deng is a member of FF Global and is an FF Global Manager. YT Jia is an employee of the Company and an FF Global Manager. Mr. Ruokun Jia is a former employee of the Company and is an employee of FF Global.

Chinese Related Party Notes Payable
The Resale Registration Statement states that, “[a]s of December 31, 202[1], the related party notes payable outstanding principal was $13.5 million, $9.3 million was due on demand to Chongqing Leshi Small Loan Co., Ltd. and bore an annual interest rate of 18%. The remaining amounts are due on demand to various other Chinese related party notes payable holders and bear a 0% coupon. Interest at a rate of 10% is imputed on these related party notes payable as the interest rates prescribed by the respective agreements are below market rates.”
Chongqing Leshi Small Loan Co., Ltd., is a subsidiary of LeTV, an entity in which YT Jia is a significant stockholder.
Warm Time Note Payable
The Resale Registration Statement states that, “[i]n March 2019, Legacy FF borrowed $1.5 million through a note payable from Warm Time. The note was funded by FF Global, who borrowed its funding from certain of its members, who in turn borrowed their fundings from Royod and who in turn borrowed its funding from Ocean View. The note originally matured on March 6, 2020, bore interest at 8.99% per annum, had no covenants and was unsecured. At the closing of the Business Combination, the Company settled this note by converting the outstanding principal balance and accrued interest into shares of Class A Common Stock.”
FF Global is a Participant. The owner of Ocean View is the wife of Mr. Ruokun Jia. Mr. Ruokun Jia is a former employee of the Company and a current employee of FF Global, and is not otherwise affiliated with Ocean View.
Capable Consulting Notes Payable
The Resale Registration Statement states that, “[i]n 2019, Legacy FF entered into a right of first refusal arrangement for FF 91 vehicles with Capable Consulting LLC (“Capable Consulting”), an entity originally formed and wholly owned by the brother-in-law of Ruokun Jia, pursuant to which Capable Consulting paid a deposit in the amount of $11.6 million. In 2020, the deposit was converted into a note payable. At the closing of the Business Combination, the Company settled this note by converting the outstanding principal balance and accrued interest into shares of Class A Common Stock.”
Mr. Ruokun Jia was an employee of the Company and is an employee of FF Global.
Ocean View Drive Notes Payable
The Resale Registration Statement states that, “[f]rom 2017 to 2020, Ocean View issued notes payable with an aggregate original principal of $26.4 million to Legacy FF. These notes had a principal balance of $8.4 million immediately prior to the closing of the Business Combination. At such closing, the Company settled these notes by converting the outstanding principal balance and accrued interest into shares of Class A Common Stock.”
The owner of Ocean View is the wife of Mr. Ruokun Jia. Mr. Ruokun Jia is a former employee of the Company and a current employee of FF Global, and is not otherwise affiliated with Ocean View.
Current and Former Employees’ Transactions with Ocean View, Dream Sunrise LLC and Capable Consulting LLC
The Resale Registration Statement states that:
“The following executives of the Company are party to the following transactions with Ocean View:
•
YT Jia leases three real properties (including the Rancho Palos Verdes Properties that he in turn subleased to Warm Time) from Ocean View by paying a monthly rent of approximately $42.0 thousand and borrowed an aggregate of $3.0 million from Ocean View in 2018 and 2019, which loans were subsequently transferred to Founding Future Creditors Trust;

•	Chui Tin Mok borrowed $2.54 million from Ocean View in August 2018, which loan remains outstanding as of December 31, 2021;
•	Chaoying Deng borrowed $304.0 thousand from Ocean View in 2018, which loan remains outstanding as of December 31, 2021;

•	Ruokun Jia loaned approximately $1.0 million to Ocean View in 2020, which loan remains outstanding as of December 31, 2021; and
•
Mr. Wang, former Vice President, Global Capital Markets of the Company and now President of FF Global, had various loan transactions with Ocean View from 2017 through 2022, among which the loans from Ocean View to Mr. Wang remain outstanding as of December 31, 2021, and Mr. Wang and Ocean View also cross-guarantee loans borrowed by each other from third parties.

•
Additionally, Chaoying Deng borrowed $10,500 from Dream Sunrise in October 2020, which loan remains outstanding as of December 31, 2021 and Ruokun Jia has been providing financial consulting services to Dream Sunrise LLC and Capable Consulting through his arrangement with a China based company since 2019.”

YT Jia is an employee and former Officer of the Company and an FF Global Manager. Mr. Mok is an executive officer of the Company and a member of FF Global. Ms. Deng was an Officer of the Company, is a member of FF Global and an FF Global Manager. Mr. Ruokun Jia is a former employee of the Company and is an employee of FF Global.
Rancho Palos Verdes Real Property Leases
According to the Resale Registration Statement:
•
“FF U.S. leased two real properties, located at 7 Marguerite Drive, Rancho Palos Verdes, CA 90275 and 19 Marguerite Drive, Rancho Palos Verdes, CA 90275 (the “Rancho Palos Verdes Properties”), from Warm Time from January 1, 2018 through March 31, 2022. Warm Time in turn leased the Rancho Palos Verdes Properties from YT Jia.”

•
“The Rancho Palos Verdes Properties were used by the Company to provide long-term or temporary housing to employees of the Company (including Dr. Carsten Breitfeld, the Global Chief Executive Officer of the Company) and the Company paid Warm Time a monthly amount of $71 thousand for rent and certain services, including catering, room services and organization of meetings, external gatherings and events, for these two properties. The aggregate amount paid by Legacy FF to Warm Time for calendar years ended December 31, 2021, 2020 and 2019 were $1.7 million, $330 thousand and $639 thousand, respectively.”

YT Jia is an employee and former officer of the Company and an FF Global Manager. Dr. Breitfeld is Chief Executive Officer of the Company, and is a former member of FF Global, former non-voting FF Global Manager, and former 5.0% owner of FF Global.
Other Potential Interests
The Participants believe that they or certain of their affiliates or related persons (such as members, managers or employees of FF Global) currently have, and may in the future further have, claims against the Company relating to matters including, but not limited to, compensation and/or reinstatement claims in connection with having been terminated or constructively terminated by the Company, claims under or in connection with the Shareholder Agreement, fiduciary claims relating to the mismanagement of the Company, and claims relating to (or the investigation of) potential inaccuracies in certain Company disclosures.
As a result of the punitive actions taken against certain of the Participants and certain current and former members of FF Global, and given our belief that the Special Committee lacked independence, we have an interest in the Special Committee process being investigated and in any appropriate corrective measure being implemented, which could include among other things (in each case to the extent warranted) public disclosure of corrections to the current findings of the Special Committee, reversal of employment and compensation decisions and other actions decided in the Remediation Plan, and other claims for damages in connection therewith. The removal of Mr. Krolicki could potentially facilitate the investigation of the Special Committee process.
Accordingly, FF Global (in its own capacity and on behalf of its members) and the other Participants could be deemed to have an interest in the Removal Proposal.
Other than as disclosed in this Proxy Statement, we are not aware as of the date hereof of any currently pending or threatened claims or other litigation by any of the Participants with respect to these or any other matters.

Potential Financing
As stated above under “Background to the Solicitation”, FF Top and the Company have executed a non-binding term sheet with respect to the Potential Financing and continue to seek to present a Potential Financing, which could potentially involve (and/or be required by the Company to involve) participation by investors identified by FF Top in the Company Proposed Financing. As also stated above under “Background to the Solicitation”, to the extent a Potential Financing is agreed, FF Top anticipates (i) providing reasonable downside protection to the potential lead investor by pledging a to-be-determined portion of its shares of Common Stock to the potential lead investor in support of the investment contemplated to be made through the potential lead investor, and (ii) sharing with the potential lead investor in the appreciation (if any) in the potential lead investor’s investment pursuant to the Potential Financing. As of the date of this Proxy Statement, no definitive terms or agreement has been reached with respect to the Potential Financing and, and if a definitive agreement is executed, it is expected to be subject to a number of conditions precedent. There can be no assurance that such Potential Financing will be consummated along the timeframe, or in the amount and manner, contemplated by the term sheet (or at all).
Other than as set forth herein, in Annex A as of the date of this Proxy Statement, no participant and no associate of any participant has any arrangement or understanding with any person or persons with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.
Annex A hereto includes information pertaining to the participants in this solicitation, including, as applicable, the name, present principal occupation or employment, business address, and certain other information with respect to such participants.
Except as otherwise set forth herein and in Annex A, which is incorporated herein by reference, none of the participants in this solicitation beneficially owns any securities of the Company or has any personal ownership interest, direct or indirect, in any securities of the Company.
During the past ten years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).
The Company has disclosed that as of [•], the Record Date, there were [•] shares of Common Stock outstanding and entitled to vote at the Special Meeting as of the Record Date. Each share of Common Stock outstanding as of the Record Date is entitled to one vote on all matters presented at the Special Meeting.
As of the date hereof, the Participants hold securities of the Company in the amounts and manner indicated below.
Each of FF Global, Pacific Technology, and FF Top may be deemed to beneficially own 117,705,569 shares of Common Stock, comprised of (i) 53,704,981 shares of Class A Common Stock held by certain other stockholders of the Issuer over which the Reporting Persons exercise voting control pursuant to voting arrangements (including 1,180,689 shares of Class A Common Stock held directly by Pacific Technology and 19,901,731 Shares of Class A Common Stock held directly by Creditors Trust), and (ii) 64,000,588 shares of Class B Common Stock held directly by FF Top.
The 117,705,609 shares of Common Stock beneficially owned in the aggregate by Participants on the date hereof represents approximately [•]% of the outstanding shares of Common Stock, based on [•] shares outstanding as of [•], 2022, the Record Date, as disclosed by the preliminary Company Proxy Statement filed with the SEC on [•], 2022.
The date of purchase and number of shares of Common Stock purchased by the Participants in the last two years are set forth in Annex A to this Proxy Statement.
Other than as set forth in this Proxy Statement or in Annex A hereto, no participant in this solicitation owns any securities of the Company of record but not beneficially.
Other than as set forth in this Proxy Statement, no part of the purchase price or market value of any securities of the Company described in Annex A hereto are represented by funds that were borrowed or otherwise obtained for the purpose of acquiring or holding such securities by any participant.

The shares of Common Stock which certain of the Participants may hold from time to time in “street name” may be held in brokerage custodian accounts which, from time to time in the ordinary course, may utilize margin borrowing in connection with purchasing, borrowing or holding of securities, and such shares may thereby have been, or in the future may become, subject to the terms and conditions of such margin debt and terms, together with all other securities held therein.
Other than as set forth in this Proxy Statement, no participant is, or has been within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profit, or the giving or withholding of proxies.
Other than as set forth in this Proxy Statement or in Annex A hereto, after reasonable inquiry, no participant in this solicitation, and no associate of any participant in this solicitation, owns beneficially, directly or indirectly, or of record but not beneficially, any securities of the Company, or any parent or subsidiary of the Company.
Other than as set forth in this Proxy Statement or in Annex A hereto, no participant in this solicitation and no associate of any participant in this solicitation has had or will have a direct or indirect material interest in any transaction since the beginning of the Company’s last fiscal year or any currently proposed transactions in which the Company was or is to be a participant and the amount involved exceeds the lesser of (i) 1% of the Company’s total assets and (ii) $120,000.
CERTAIN ADDITIONAL INFORMATION
Some banks, brokerage firms, dealers, trust company and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders sharing an address. We will promptly deliver a separate copy of the document to you if you write or call our proxy solicitor, Innisfree. Stockholders may call toll-free at (877) 717-3926, and banks, brokers and other nominees may call collect at (212) 750-5833. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.
This Proxy Statement is dated [•], 2022. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.
In addition to carefully reading this Proxy Statement in its entirety, you are advised to carefully read any additional soliciting materials that may be filed under cover of Schedule 14A in respect of this solicitation when such materials become available, as they may contain additional important information. You may obtain a free copy of this Proxy Statement and any additional soliciting materials that we file with the SEC at the SEC’s website at www.sec.gov, or by contacting Innisfree at the address and phone number indicated above.
Please refer to the Company Proxy Statement for the Special Meeting and annual report filed with the SEC for certain additional information and disclosure required to be made by the Company in connection with the Special Meeting and in accordance with applicable law.
YOUR VOTE IS IMPORTANT, NO MATTER HOW FEW SHARES OF COMMON STOCK YOU OWN. THE PARTICIPANTS URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED BLUE PROXY CARD TODAY TO VOTE “FOR” THE KROLICKI REMOVAL PROPOSAL.

INCORPORATION BY REFERENCE
WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S DEFINITIVE PROXY STATEMENT RELATING TO THE SPECIAL MEETING (WHICH HAS NOT YET BEEN FILED BY THE COMPANY) BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. SUCH DISCLOSURE OMITTED FROM THIS PROXY STATEMENT AND EXPECTED TO BE INCLUDED IN THE COMPANY’S DEFINITIVE PROXY STATEMENT INCLUDES: CERTAIN BIOGRAPHICAL INFORMATION AND INFORMATION ABOUT THE BACKGROUNDS AND QUALIFICATIONS OF THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS; INFORMATION CONCERNING ALL MATTERS REQUIRING THE APPROVAL OF STOCKHOLDERS, INCLUDING THE ELECTION OF DIRECTORS, OTHER THAN AS SET FORTH HEREIN; INFORMATION CONCERNING EXECUTIVE COMPENSATION; INFORMATION CONCERNING ANY ARRANGEMENTS WHICH MAY RESULT IN A CHANGE IN CONTROL OF THE COMPANY; SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE OF THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS; INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS; INFORMATION CONCERNING THE COMPANY’S PROCEDURES FOR NOMINATING DIRECTORS; INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD SUCH AS LEADERSHIP STRUCTURE, BOARD MEETING AND ATTENDANCE; INFORMATION ON HOW TO OBTAIN DIRECTIONS TO BE ABLE TO ATTEND THE SPECIAL MEETING AND VOTE LIVE; AND PROCEDURES FOR SUBMITTING PROPOSALS FOR INCLUSION IN THE COMPANY’S PROXY STATEMENT AT THE NEXT ANNUAL MEETING. STOCKHOLDERS SHOULD REFER TO THE COMPANY’S DEFINITIVE PROXY STATEMENT FOR THE SPECIAL MEETING, WHEN IT IS FILED BY THE COMPANY, IN ORDER TO REVIEW THIS DISCLOSURE. THE INFORMATION CONCERNING THE COMPANY CONTAINED IN THIS PROXY STATEMENT HAS BEEN TAKEN FROM, OR IS BASED UPON, PUBLICLY AVAILABLE DOCUMENTS ON FILE WITH THE SEC AND OTHER PUBLICLY AVAILABLE INFORMATION. ALTHOUGH WE HAVE NO KNOWLEDGE THAT WOULD INDICATE THAT STATEMENTS RELATING TO THE COMPANY CONTAINED IN THIS PROXY STATEMENT IN RELIANCE UPON PUBLICLY AVAILABLE INFORMATION ARE INACCURATE OR INCOMPLETE, TO DATE WE HAVE NOT HAD ACCESS TO THE BOOKS AND RECORDS OF THE COMPANY, WERE NOT INVOLVED IN THE PREPARATION OF SUCH INFORMATION AND STATEMENTS AND ARE NOT IN A POSITION TO VERIFY SUCH INFORMATION AND STATEMENTS. ALL INFORMATION RELATING TO ANY PERSON OTHER THAN THE PARTICIPANTS IS GIVEN ONLY TO OUR KNOWLEDGE. SEE ANNEX B FOR INFORMATION REGARDING PERSONS WHO MAY BE DEEMED TO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES OF COMMON STOCK AND THE OWNERSHIP OF THE SHARES OF COMMON STOCK BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.
[•], 2022
Thank you for your consideration and support.
FF GLOBAL PARTNERS LLC
PACIFIC TECHNOLOGY HOLDING LLC
FF TOP HOLDING LLC

ANNEX A
INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION
FF Global, Pacific Technology, and FF Top may be deemed “participants” in this solicitation as defined by Rule 14a-101 of the Exchange Act. Information regarding the participants in the solicitation is set forth below.
Except as described herein, no participant in this solicitation beneficially owns any securities of the Company or has any personal ownership interest, direct or indirect, in any securities of the Company. Set forth in this Annex A are transactions in the Company’s securities effected by the participants in this solicitation within the past two years.
The shares of Common Stock that the Participants hold in “street name” may be held in brokerage custodian accounts which, from time to time in the ordinary course, may utilize margin borrowing in connection with purchasing, borrowing or holding of securities, and such shares of Common Stock may thereby have been, or in the future may become, subject to the terms and conditions of such margin debt and terms, together with all other securities held therein.
Except as described herein, as of the date hereof, no part of the purchase price or market value of any securities of the Company described in Annex A are represented by funds that were borrowed or otherwise obtained for the purpose of acquiring or holding such securities by any Participant.
PERSONS MAKING THE SOLICITATION:
The name, principal business address and the principal occupation or employment of the Participants in this solicitation is set forth below.
FF GLOBAL PARTNERS LLC
FF Global is a Delaware limited liability company owned by its 19 members. As disclosed elsewhere in this Proxy Statement, FF Global is managed by a Board of Managers referred to as the FF Global Executive Committee, consisting of six individuals, referred to herein as the FF Global Managers. The vote of a majority of the FF Global Managers present at a meeting of the FF Global Executive Committee (assuming a quorum exists) is required to approve certain material actions of FF Global, including actions relating (i) to the voting and disposition of shares of Common Stock (as defined below) owned directly or indirectly by FF Top and (ii) the voting of shares of Common Stock owned by certain other stockholders of the Company, over which FF Top holds irrevocable proxies and voting control (subject to certain exceptions). The FF Global Managers are:
•	YT Jia, founder and initial Chief Executive Officer, current Chief Product and User Ecosystem Officer;
•	Mr. Jiawei Wang, former Vice President, Global Capital Markets, and President of FF Global;
•	Mr. Chui Tin Mok, Executive Vice President and Head of User Ecosystem;
•	Mr. Prashant Gulati, Head of Strategy;
•	Ms. Chaoying Deng, former Vice President of Administration; and
•	Mr. Philip Bethell, an employee of the Company.
The principal business address of FF Global is 3655 Torrance Blvd, Suite 361-362 Torrance, California 90503.
PACIFIC TECHNOLOGY HOLDING LLC
Pacific Technology is a Delaware limited liability company. The managing member and majority owner of Pacific Technology is FF Global. Creditors Trust is the minority owner and non-managing member of Pacific Technology. The principal business address of Pacific Technology is 3655 Torrance Blvd, Suite 361-362 Torrance, California 90503.
FF Top Holding LLC
FF Top is a Delaware limited liability company. Pacific Technology is the indirect sole owner and manager of FF Top. The principal business address of FF Top is 3655 Torrance Blvd, Suite 361-362 Torrance, California 90503.
A-1

TRANSACTIONS IN THE SECURITIES OF THE COMPANY

FF Global Holdings, FF Top and Pacific Technology
In connection with the Merger, the following securities of FF Legacy held by FF Top (and held indirectly by Pacific Technology) were converted automatically and by their terms, with no additional consideration paid, into shares of the Company’s Class B Common Stock as follows:
FF Legacy Securities	Amount of FF Legacy Securities Held	Amount of Company Class B Common Stock Received Upon Conversion in Merger
Class B Ordinary Shares	452,941,177	64,000,588
On June 26, 2020, 147,048,823 shares of the Class B Common Stock of Legacy FF were transferred from FF Global to Creditors Trust. In satisfaction of certain debts, on January 27, 2021, Creditors Trust transferred 6,211,469 shares of the Class B Common Stock of Legacy FF to Pacific Technology, which shares were subsequently transferred to Dream Sunrise LLC on February 8, 2021.1 See Background and Certain Information Regarding the Participants, above.
FF Global and Pacific Technology may be deemed to beneficially own the securities held by FF Top. In addition to the above, Pacific Technology beneficially owns an additional 1,180,689 shares of Class A Common Stock.
In addition, securities held by other stockholders, with respect to which FF Global, Pacific Technology or FF Top (as the case may be) has voting control, converted into an aggregate of 57,438,376 shares of Class A Common Stock. FF Global, Pacific Technology and FF Top disclaims beneficial ownership of such securities, except to the extent of their respective pecuniary interests therein (if any). As of the date of this Proxy Statement, the number of shares subject to voting agreements that FF Global, Pacific Technology and FF Top (as the case may be) have voting control over is 53,704,981. Such change in the number of securities is the result of transactions engaged in by other stockholders, and with respect to which none of FF Global, Pacific Technology, or FF Top has dispositive power. Other than as set forth herein, FF Top has not engaged in any other transactions in the Company’s securities in the past two years.
A-2

ANNEX B
The following section “Security Ownership of Beneficial Owners and Management,” including the table and footnotes thereunder, is reprinted from Amendment No. 2 to the Company’s Registration Statement on Form S-1 10-K filed with the SEC on June 9, 2022, except with respect to footnote 2, which has been revised to reflect Mr. Aydt’s resignation as an FF Global Manager.2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of Common Stock, as of May 18, 2022, for (1) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, (2) each member of the Board, (3) each of our named executive officers and (4) all of the members of the Board and our executive officers, as a group. As of May 18, 2022, there were outstanding 238,276,213 shares of Class A Common Stock, 20,410,111 shares of Class A Common Stock to be issued upon submission of paperwork to the transfer agent, 2,387,500 shares of Class A Common Stock to be issued upon the effectiveness of the registration statement of which this prospectus forms a part, 64,000,588 shares of Class B Common Stock, and 28,196,377 outstanding warrants to purchase shares of Class A Common Stock, consisting of 22,977,568 warrants (the “Public Warrants”) originally issued in the initial public offering of PSAC, 674,551 Private Warrants, 3,874,166 warrants issued in a private placement on various dates in 2021 to ATW Partners, LLC pursuant to a note purchase agreement with Legacy FF, and 670,092 warrants issued in a private placement on August 5, 2021 to Ares Capital Corporation and affiliated entities pursuant to a note purchase agreement with Legacy FF.
The beneficial ownership percentages set forth in the table below are based on 325,074,413 shares of Common Stock issued and outstanding as of May 18, 2022 (including, for this purpose, 20,410,111 shares of Class A Common Stock issuable upon submission of paperwork to the transfer agent and 2,387,500 shares of Class A Common Stock issuable upon the effectiveness of our Registration Statement on Form S-1 (File No. 333-258993) as outstanding shares as of May 18, 2022) and do not take into account the issuance of any shares of Class A Common Stock upon the exercise of warrants to purchase up to 28,196,377 shares of Class A Common Stock that remain outstanding. In computing the number of shares of Common Stock beneficially owned by a person, we deemed to be outstanding all shares of Common Stock subject to warrants, stock options and restricted stock units held by the person that are currently exercisable or may be exercised or that are scheduled to vest or settle, as applicable, within 60 days of May 18, 2022. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock. Unless otherwise indicated, the business address of each person listed in the table below is c/o Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248
Name and Address of Beneficial Owner+	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Five Percent Holders:
Season Smart Limited(1)	66,494,117	20.5%
FF Top Holding LLC(2)	117,705,569	36.2%
Founding Future Creditors Trust(3)	19,901,731	6.1%
Directors and Executive Officers
Matthias Aydt(4)	361,273	*
Dr. Carsten Breitfeld(5)	899,249	*
Edwin Goh	—	—%
Yueting Jia (YT Jia)	72,749	*
B-1

Name and Address of Beneficial Owner+	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Brian Krolicki(6)	103,618	*
Robert A. Kruse Jr.(7)	133,503	*
Lee Liu	—	—%
Chui Tin Mok(8)	745,126	*
Hong Rao(9)	403,103	*
Becky Roof(10)	—	—%
Susan G. Swenson	—	—%
Jordan Vogel(11)	5,173,732	1.6%
Scott D. Vogel	—	—%
Qing Ye(12)	221,713	*
All executive officers and directors as a group (14 individuals)	8,035,633	2.5%
*	Less than 1%
(1)
Season Smart is an indirect subsidiary of China Evergrande Group, a Cayman company. China Evergrande Group holds its interest in Season Smart through a chain of entities, and China Evergrande Group’s direct and indirect subsidiaries through which it holds interest in Season Smart are New Garland Limited (a British Virgin Islands company) Global Development Limited (a Cayman company), Acelin Global Limited (a British Virgin Islands company), Evergrande Health Industry Holdings Limited (a British Virgin Islands company) and China Evergrande New Energy Vehicle Group Limited (a Hong Kong company) (collectively, the “Evergrande Entities”). Each Evergrande Entity, by reason of its ownership of the voting securities of the subsidiary below it in the ownership structure, has the right to elect or appoint a majority of the members of the governing body of that subsidiary and, therefore, to direct the management and policies of that subsidiary. Mr. Hui Ka Yan (“Mr. Hui”) is a controlling shareholder of China Evergrande Group, through his wholly-owned subsidiary, Xin (BVI) Limited (a British Virgin Islands company). Mr. Hui, by reason of his ownership of the voting securities of Xin (BVI) Limited, has the right to elect or appoint the members of the governing body of China Evergrande Group. As a result, each Evergrande Entity, Mr. Hui and Xin (BVI) Limited may be deemed to be the beneficial owner of the shares held of record by Season Smart.

(2)
Based on information provided by FF Top Holding LLC (“FF Top”), Pacific Technology Holding LLC (“Pacific Technology”) and FF Global Partners LLC (“FF Global”), each a Delaware limited liability company (collectively, the “Reporting Persons”). Includes (i) 52,524,292 shares of Class A Common Stock held by certain other stockholders of the Company over which the Reporting Persons exercise voting control pursuant to voting agreements, (ii) 1,180,689 shares of Class A Common Stock held directly by Pacific Technology and (iii) 64,000,588 shares of Class B Common Stock held directly by FF Top. Shares of Class B Common Stock are convertible into of Class A Common Stock of the Company at any time. Assumes the conversion of the Class B Common Stock referred to above into shares of Class A Common Stock. Pacific Technology is the managing member of FF Top, and FF Global is the managing member of Pacific Technology. FF Global is governed by an executive committee (the “FF Global Executive Committee”) consisting of six managers - YT Jia, Jiawei Wang, Tin Mok, Prashant Gulati, Chaoying Deng and Philip Bethell. A majority of the managers present at a meeting of the FF Global Executive Committee where there is a quorum is required to approve any actions of FF Global, including actions relating to the voting and disposition of shares of Common Stock by FF Top. YT Jia has significant influence over and may control the outcome of any actions taken by the FF Global Executive Committee through a series of familial and personal relationships that he has with the other managers on the FF Global Executive Committee.

(3)
Based on a Schedule 13D filed by Founding Future Creditors Trust (“Creditor Trust”) on August 9, 2021. Includes 19,901,731 shares of Class A common stock. Creditor Trust also holds a 20% preferred membership interest in Pacific Technology Holding LLC but does not control the disposition of any shares of Class B Common Stock held directly or indirectly by Pacific Technology Holding LLC. Jeffrey D. Prol is the trustee of Creditor Trust (the “Trustee”). The Trustee, solely in his capacity as such and subject to the trust agreement that established and governs the Creditor Trust.

(4)	Includes options to acquire 296,757 shares of Class A Common Stock that have vested or will vest within 60 days of May 18, 2022.
(5)	Includes options to acquire 345,427 shares of Class A Common Stock that have vested or will vest within 60 days of May 18, 2022.
(6)	Includes options to acquire 103,618 shares of Class A Common Stock that have vested or will vest within 60 days of May 18, 2022.
(7)	Includes options to acquire 117,090 shares of Class A Common Stock that have vested or will vest within 60 days of May 18, 2022.
(8)	Includes options to acquire 553,816 shares of Class A Common Stock that have vested or will vest within 60 days of May 18, 2022.
(9)	Includes options to acquire 187,612 shares of Class A Common Stock that have vested or will vest within 60 days of May 18, 2022.
(10)	Ms. Roof was appointed interim Chief Financial Officer effective March 1, 2022.
(11)
These shares consist of (i) 4,610,312 shares of Class A Common Stock and (ii) 563,420 Private Warrants that are exercisable for 563,420 shares of Class A Common Stock within 60 days of the July 21, 2021 closing of the Business Combination held by the PSAC Sponsor, of which Jordan Vogel and Aaron Feldman are managing members. Accordingly, all securities held by the PSAC Sponsor may ultimately be deemed to be beneficially held by Jordan Vogel and Aaron Feldman. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(12)	Includes options to acquire 201,706 shares of Class A Common Stock that have vested or will vest within 60 days of May 18, 2022.
+	Does not include shares held of record by CYM Tech Holdings, LLC as a nominee for certain former lenders to FF. The managers of CYM Tech Holdings, LLC are Chaoying Deng and Matthias Aydt.
B-2

BLUE PROXY CARD
YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available until the start of the special meeting of stockholders (the "Special Meeting") of Faraday Future Intelligent Electric Inc. ("FFIE").

VOTE BY INTERNET **WWW.[●].COM/[●]**

Use the Internet to transmit your voting instructions until the start of the Special Meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

OR

VOTE BY TELEPHONE **[●]**

Use any touch-tone telephone to transmit your voting instructions until the start of the Special Meeting. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: **[●].**

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. **Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.**

CONTROL NUMBER

↓ **If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.** ↓

FARADAY FUTURE INTELLIGENT ELECTRIC INC. **BLUE PROXY CARD**

FF GLOBAL RECOMMENDS THAT YOU VOTE "FOR" THE KROLICKI REMOVAL PROPOSAL:

	FOR	AGAINST	ABSTAIN
Proposal 1. To approve the removal of Brian K. Krolicki as a director of the Company (the "**Krolicki Removal Proposal**").	☐	☐	☐

If you sign this proxy card but don't indicate how you want to vote, we intend to use this proxy to vote **FOR** the Krolicki Removal Proposal.

____
____
Signature (Capacity)

Signature (If jointly held) Date

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGN, DATE AND MAIL YOUR PROXY TODAY, UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY. YOUR VOTE MUST BE RECEIVED NO LATER THAN THE START OF THE SPECIAL MEETING, TO BE INCLUDED IN THE VOTING RESULTS.

The Proxy Statement, as well as other proxy materials distributed by the Participants, are available free of charge online at www.sec.gov.

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)

↓ If submitting a proxy by mail, please sign and date the card on reverse and fold and detach card at perforation before mailing. ↓

BLUE PROXY CARD

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY FF Global Partners LLC, Pacific Technology Holding LLC, and FF Top Holding LLC (together, the "Participants")

The undersigned hereby appoints Jiawei Wang, Richard Brand, Kiran Kadekar and Arthur Crozier, and each of them (in each case with the power to act without the others), with full power of substitution, as proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock of Faraday Future Intelligent Electric Inc., a Delaware corporation ("FFIE"), that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of FFIE, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof.

If this proxy is signed and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted "FOR" the Krolicki Removal Proposal.

CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.